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Filed Pursuant to Rule 424(b)(5)
File No. 333-207139

 CALCULATION OF REGISTRATION FEE

Class of Securities Registered	Amount to be Registered	Offering Price Per Unit	Aggregate Offering Price	Amount of Registration Fee

6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units.	800,000	$1,000	$800,000,000	$99,600(1)

(1)
This filing fee, calculated in accordance with Rule 457(r) of the Securities Act of 1933, as amended, has been transmitted to the Securities and Exchange Commission in connection with the securities offered from Registration Statement File No. 333-207139 by means of this prospectus supplement.

PROSPECTUS SUPPLEMENT
(To prospectus dated October 2, 2017)

800,000 Units
6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable
Perpetual Preferred Units
(Liquidation Preference $1,000 per unit)

         We are selling 800,000 of our 6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per unit, representing limited partner interests in Plains All American Pipeline, L.P. ("Series B Preferred Units") in this offering.

         Distributions on the Series B Preferred Units are cumulative from the date of original issue and will be payable semi-annually in arrears on the 15th day of May and November through and including November 15, 2022 commencing on November 15, 2017, and after November 15, 2022, quarterly in arrears on the 15th day of February, May, August and November of each year, when, as and if declared by our general partner. A pro-rated initial distribution on the Series B Preferred Units offered hereby will be payable on November 15, 2017 in an amount equal to approximately $5.9549 per Series B Preferred Unit. Distributions on the Series B Preferred Units will be payable out of amounts legally available therefor from and including the date of original issue to, but not including, November 15, 2022, at a rate equal to 6.125% per annum of the $1,000 liquidation preference. On and after November 15, 2022, distributions on the Series B Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to the three-month LIBOR plus a spread of 4.11%.

         At any time on or after November 15, 2022, we may redeem the Series B Preferred Units, in whole or in part, out of amounts legally available therefor, at a redemption price of $1,000 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. In addition, upon the occurrence of certain rating agency events as described under "Description of Series B Preferred Units—Redemption—Optional Redemption upon a Ratings Event," we may redeem the Series B Preferred Units, in whole but not in part, at a price of $1,020 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared.

         The Series B Preferred Units will rank, as to the payment of distributions and amounts payable on a liquidation event, on par with our outstanding Series A Convertible Preferred Units ("Series A Preferred Units").

         Investing in our Series B Preferred Units involves risks. See "Risk Factors" on page S-10 of this prospectus supplement.

	Per Series B Preferred Unit	Total

Public Offering Price	$1,000.00	$800,000,000

Underwriting Discount	$ 12.50	$10,000,000

Proceeds to Plains All American Pipeline, L.P. (before expenses)	$ 987.50	$790,000,000

         Delivery of the Series B Preferred Units is expected to be made on or about October 10, 2017.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers
J.P. Morgan	BofA Merrill Lynch	Morgan Stanley	Wells Fargo Securities

Co-Managers
BBVA	BNP PARIBAS	DNB Markets	Mizuho Securities

MUFG	Scotia Howard Weil	SMBC Nikko	SunTrust Robinson Humphrey

BB&T Capital Markets	BMO Capital Markets	Deutsche Bank Securities	US Bancorp

The date of this prospectus supplement is October 4, 2017.

        We expect that delivery of the Series B Preferred Units will be made to investors on or about October 10, 2017, which will be the third business day following the date of this prospectus supplement (such settlement being referred to as "T+3"). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), trades in the secondary market are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Purchasers who wish to trade Series B Preferred Units on any date prior to two business days before delivery will be required, by virtue of the fact that the Series B Preferred Units initially settle in T+3, to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Series B Preferred Units who wish to trade the Series B Preferred Units on any date prior to two business days before delivery should consult their advisors.

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS
PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

        This document is in two parts. The first part is the prospectus supplement, which describes our business and the specific terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. The second part, the accompanying base prospectus, gives more general information and includes disclosures that would pertain if at some time in the future we were to offer our common units, preferred units or debt securities. Accordingly, the accompanying base prospectus may contain information that does not apply to this offering. Generally, when we refer only to the "prospectus," we are referring to both parts combined.

        If the description of the offering varies between the prospectus supplement and the accompanying base prospectus, you should rely on the information in the prospectus supplement.

        Neither we nor the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement or the accompanying base prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the underwriters are making an offer of the Series B Preferred Units in any jurisdiction where the offer is not permitted. Except for information that is specifically tied to a particular date, you should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus or any related free writing prospectus is accurate as of any date other than the date on the front of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

        The information in this prospectus supplement is not complete. You should review carefully all of the detailed information appearing in this prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering and the documents we have incorporated by reference before making any investment decision.

 FORWARD-LOOKING STATEMENTS

        All statements included or incorporated by reference in this prospectus supplement or the accompanying base prospectus, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast," as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:

  •
  declines in the volume of crude oil and natural gas liquids ("NGL") shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, reduced demand, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors;

  •
  the effects of competition;

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  market distortions caused by producer over-commitments to new or recently constructed infrastructure projects, which impacts volumes, margins, returns and overall earnings;

S-ii

  •
  unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

  •
  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;

  •
  environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

  •
  fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements;

  •
  the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event, including attacks on our electronic and computer systems;

  •
  failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects, whether due to permitting delays, permitting withdrawals or other factors;

  •
  tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

  •
  the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations;

  •
  the failure to consummate, or significant delay in consummating, sales of assets or interests as a part of our strategic divestiture program;

  •
  the currency exchange rate of the Canadian dollar;

  •
  continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business;

  •
  inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

  •
  non-utilization of our assets and facilities;

  •
  increased costs, or lack of availability, of insurance;

  •
  weather interference with business operations or project construction, including the impact of extreme weather events or conditions;

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  the availability of, and our ability to consummate, acquisition or combination opportunities;

  •
  the effectiveness of our risk management activities;

  •
  shortages or cost increases of supplies, materials or labor;

  •
  the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations;

  •
  fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

  •
  risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers;

S-iii

  •
  factors affecting demand for natural gas and natural gas storage services and rates;

  •
  general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and

  •
  other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids.

        Other factors described or incorporated by reference herein, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read "Risk Factors" beginning on page S-10 of this prospectus supplement and in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14569), which is incorporated in this prospectus supplement by reference, for information regarding risks you should consider before making an investment decision. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

S-iv

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read carefully the entire prospectus supplement, the accompanying base prospectus, any free writing prospectus relating to this offering, the documents incorporated by reference herein and therein and the other documents to which we refer herein and therein for a more complete understanding of this offering of Series B Preferred Units. Please read "Risk Factors" on page S-10 of this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein, for information regarding risks you should consider before investing in our Series B Preferred Units.

        For purposes of this prospectus, unless the context clearly indicates otherwise, "Partnership," "Plains," "PAA," "we," "us," "our," "ours" and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. References to our "general partner," as the context requires, include any or all of PAA GP Holdings LLC ("PAGP GP"), Plains GP Holdings, L.P. ("PAGP"), PAA GP LLC ("PAA GP"), Plains AAP, L.P. ("AAP") and Plains All American GP LLC ("GP LLC"). and references to "our general partner entities" refer to such entities collectively.

Plains All American Pipeline, L.P.

        We are a Delaware limited partnership formed in 1998. Our operations are conducted directly and indirectly through our primary operating subsidiaries. We own and operate midstream energy infrastructure and provide logistics services for crude oil, NGL, natural gas and refined products.

        We own an extensive network of pipeline transportation, terminalling, storage, and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. Our business activities are conducted through three operating segments: Transportation, Facilities and Supply and Logistics.

Ongoing Acquisition and Investment Activities

        Consistent with our business strategy, we are continuously engaged in the evaluation of potential acquisitions, joint ventures and capital projects. As a part of these efforts, we often engage in discussions with potential sellers or other parties regarding the possible purchase of or investment in assets and operations that are strategic and complementary to our existing operations. In addition, we have in the past evaluated and pursued, and intend in the future to evaluate and pursue, the acquisition of or investment in other energy-related assets that have characteristics and opportunities similar to our existing business lines and enable us to leverage our assets, knowledge and skill sets. Such efforts may involve participation by us in processes that have been made public and involve a number of potential buyers or investors, commonly referred to as "auction" processes, as well as situations in which we believe we are the only party or one of a limited number of parties who are in negotiations with the potential seller or other party. These acquisition and investment efforts often involve assets which, if acquired or constructed, could have a material effect on our financial condition and results of operations.

        From time to time, we may also (i) sell assets that we regard as non-core or that we believe might be a better fit with the business or assets of a third-party buyer or (ii) sell partial interests in assets to strategic joint venture partners, in each case to optimize our asset portfolio and strengthen our balance sheet and leverage metrics. With respect to a potential divestiture, we may conduct an auction process or may negotiate a transaction with one or a limited number of potential buyers. We are currently executing a strategic divestiture program, pursuant to which we have targeted assets sales of approximately $700 million post June 30, 2017. During the third quarter of 2017, we entered into a definitive agreement to sell our interests in certain non-core pipelines in the Rocky Mountains for proceeds of approximately $250 million, and we are in various stages of discussion or advanced discussion and negotiations regarding additional sales of non-core assets or partial sales of assets to strategic partners. During the third quarter of 2017, in order to avoid continued uncertainty and costs associated with efforts by the Attorney General for the State of California to block the proposed transaction, our previously disclosed definitive agreement for the potential sale of certain non-core assets located in California was jointly terminated by Plains and the potential third party purchaser. We intend to re-market this asset to other interested buyers.

        We typically do not announce a transaction until after we have executed a definitive agreement. However, in certain cases in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition or investment efforts will be successful or that our strategic asset divestitures will be completed. Although we expect the acquisitions and investments we make to be accretive in the long term, we can provide no assurance that our expectations will ultimately be realized.

Recent Developments

        On August 25, 2017, PAA announced that it was implementing an action plan to strengthen its balance sheet and reduce leverage, adopt a distribution approach underpinned by fee-based business activities and position itself for future distribution growth. The action plan, which was endorsed by the board of directors of PAA's general partner, includes our intent to:

  •
  Reset PAA's and PAGP's annualized distribution per unit to $1.20, starting with the third-quarter distribution payable in November 2017, which would reduce annual distribution outflow by approximately $725 million per year, representing approximately $1.1 billion over 6 quarters;

  •
  Complete pending and/or in-progress non-core/strategic asset sales totaling approximately $700 million;

  •
  Reduce our hedged crude oil and NGL inventory volumes and related debt by approximately $300 million (based on current prices);

  •
  Fund PAA's second-half 2017 and full-year 2018 expansion capital program (which currently totals approximately $1.15 billion) with a combination of non-convertible, perpetual preferred equity and a portion of the non-core asset sales proceeds; and

  •
  Apply retained cash flows and remaining asset sales proceeds to steadily reduce our total debt at June 30, 2017 by approximately $1.4 billion through March 31, 2019.

        There can be no assurance that we will achieve these objectives, or that they will be achieved within our desired time frame or in the desired amounts. Achievement of these objectives is subject to risks and uncertainties, many of which are outside of our control. Please read "Risk Factors."

Our Principal Executive Offices

        Our executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002. Our telephone number is (713) 646-4100. We maintain a website at www.plainsallamerican.com that provides information about our business and operations. Information contained on or available through our website is not incorporated into or otherwise a part of this prospectus supplement or the accompanying base prospectus.

Additional Information

        For additional information about us, including our partnership structure and management, please refer to the documents set forth under "Where You Can Find More Information" in this prospectus supplement, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017, each of which is incorporated by reference herein.

 THE OFFERING

Issuer	Plains All American Pipeline, L.P.
Securities offered	800,000 of our 6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Perpetual Preferred Units, liquidation preference $1,000 per Series B Preferred Unit.
Price per Series B Preferred Unit	$1,000.
Maturity

Perpetual (unless redeemed by us on or after November 15, 2022, or in connection with a Ratings Event (as defined herein). See "—Optional Redemption on or after November 15, 2022" and "—Optional Redemption upon a Ratings Event").

Distributions

Distributions on the Series B Preferred Units will accrue and be cumulative from the date that the Series B Preferred Units are originally issued and will be payable on each Distribution Payment Date (as defined below) when, as and if declared by our general partner out of legally available funds for such purpose.

Distribution payment and record dates

Semi-annually in arrears on the 15th day of May and November through and including November 15, 2022 commencing on November 15, 2017, and after November 15, 2022, quarterly in arrears on the 15th day of February, May, August and November of each year (each, a "Distribution Payment Date") to holders of record as of the close of business on the first Business Day (as defined under "Description of Series B Preferred Units") of the month of the applicable Distribution Payment Date. A pro-rated initial distribution on the Series B Preferred Units offered hereby will be payable on November 15, 2017 in an amount equal to approximately $5.9549 per Series B Preferred Unit. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions.

Distribution rate

The initial distribution rate for the Series B Preferred Units from and including the date of original issue to, but not including, November 15, 2022 will be 6.125% per annum of the $1,000 liquidation preference per unit (equal to $61.25 per unit per annum). On and after November 15, 2022, distributions on the Series B Preferred Units will accumulate for each distribution period at a percentage of the liquidation preference equal to the three-month LIBOR plus a spread of 4.11%.

Ranking

The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. The Series B Preferred Units will rank:

•

senior to our common units and to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly made senior to or pari passu with the Series B Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the "Junior Securities");

•

pari passu with our outstanding Series A Preferred Units and any other class or series of limited partner interests or other equity securities established after the original issue date of the Series B Preferred Units that is not expressly made senior or subordinated to the Series B Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the "Parity Securities");

•

junior to each other class or series of limited partner interests or other equity securities established after the original issue date of the Series B Preferred Units that is expressly made senior to the Series B Preferred Units as to the payment of distributions and amounts payable on a liquidation event (the "Senior Securities"); and

• junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

Parity Securities with respect to the Series B Preferred Units may include classes of our limited partner interests and other equity securities that have different distribution rates, mechanics, periods (e.g., quarterly rather than semi-annual), payment dates and record dates than our Series B Preferred Units.

Restrictions on distributions

We will not declare or pay, or set aside for payment, full distributions on the Series B Preferred Units or any Parity Securities (including the Series A Preferred Units) for any distribution period unless (i) full cumulative distributions have been paid or provided for on the Series B Preferred Units and any Parity Securities through the most recently completed distribution period for each such security and (ii) at the time of the declaration of distributions on the Series B Preferred Units or the Parity Securities, as applicable, our general partner expects to have sufficient funds to pay the next distribution on the Series B Preferred Units and any Parity Securities in full (regardless of the relative timing of such distributions). To the extent distributions will not be paid in full on the Series B Preferred Units, the general partner will take appropriate action to ensure that all distributions declared and paid upon the Series B Preferred Units and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates.

We will not declare or pay, or set aside for payment, distributions on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) through the most recently completed respective distribution periods. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series B Preferred Units (e.g.,  quarterly rather than semi-annual), the general partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the general partner expects to have sufficient funds to pay the full distribution in respect of the Series B Preferred Units on the next successive Distribution Payment Date.

Optional redemption upon a ratings event

At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined below), we may, at our option, redeem the Series B Preferred Units in whole, but not in part, at a redemption price in cash per Series B Preferred Unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

"Ratings Event" means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that publishes a rating for us (a "rating agency") to its equity credit criteria for securities such as the Series B Preferred Units, as such criteria are in effect as of the original issue date of the Series B Preferred Units (the "current criteria"), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series B Preferred Units, or (ii) a lower equity credit being given to the Series B Preferred Units than the equity credit that would have been assigned to the Series B Preferred Units by such rating agency pursuant to its current criteria.

Optional redemption on or after November 15, 2022

At any time on or after November 15, 2022, we may redeem the Series B Preferred Units, at our option, in whole or in part, by paying $1,000 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. We must provide not less than 30 days' and not more than 60 days' written notice of any such redemption. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

Conversion, exchange and preemptive rights	The Series B Preferred Units will not be subject to preemptive rights or be convertible into or exchangeable for any other securities or property at the option of the holder.
Voting rights	Holders of the Series B Preferred Units generally will not have voting rights.

Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, no amendment to our partnership agreement may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Units.

In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities established after the closing of the offering and upon which like voting rights have been conferred and are exercisable, we may not (i) create or issue any Parity Securities (including any additional Series B Preferred Units, but excluding any payments-in-kind on the Series A Preferred Units) if the cumulative distributions on Series B Preferred Units (or Parity Securities, if applicable) are in arrears, (ii) create or issue any Senior Securities or (iii) make distributions to our common unitholders out of capital surplus.

In addition, under certain circumstances, we may not issue limited partner interests that are pari passu with our Series A Preferred Units ("Series A Parity Securities") or that rank senior to our Series A Preferred Units ("Series A Senior Securities") without the affirmative vote or consent of holders of 75% of the Series A Preferred Units. See "Description of Series B Preferred Units—Voting Rights—Series A Preferred Unit Voting Rights."

Liquidation preference

In the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, holders of the Series B Preferred Units will generally, subject to the discussion under "Description of Series B Preferred Units—Liquidation Rights," be entitled to receive, out of our available assets and prior to holders of Junior Securities (and pari passu with any Parity Securities, including the Series A Preferred Units) the positive value in each such holder's capital account. The capital account maintenance and allocation provisions are designed to provide, to the greatest extent possible, the benefit of their respective liquidation preferences. If necessary, the holders of outstanding Series B Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $1,000 per Series B Preferred Unit. The rights of the Series B Preferred Unitholders to receive the targeted liquidation preference will be subject to the proportional rights of holders of Parity Securities (including the Series A Preferred Units). A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Sinking fund	The Series B Preferred Units will not be subject to any sinking fund requirements.
No fiduciary duties	We and our general partner entities and their officers and directors will not owe any fiduciary duties to holders of the Series B Preferred Units.
Use of proceeds

We expect to receive net proceeds of approximately $787.8 million from the sale of the Series B Preferred Units offered hereby, after deducting underwriting discounts and estimated offering expenses. We intend to use the net proceeds of this offering to repay amounts outstanding under our credit facilities and commercial paper program and for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital. See "Use of Proceeds."

Affiliates of certain underwriters are lenders under our credit facilities or dealers under our commercial paper program and may hold commercial paper notes thereunder. To the extent we use proceeds from this offering to repay indebtedness under our credit facilities or commercial paper program, such affiliates may receive proceeds from this offering. Please read "Underwriting" for further information.

Absence of public market

Although we have registered the offer and sale of the Series B Preferred Units under the Securities Act of 1933, as amended (the "Securities Act"), we do not intend to apply for the listing of the Series B Preferred Units on any securities exchange. In addition, although the underwriters have informed us that they intend to make a market in the Series B Preferred Units, as permitted by applicable laws and regulations, they are not obligated to make markets in the Series B Preferred Units, and they may discontinue their market-making activities at any time without notice.

Tax consequences	See "Material U.S. Federal Income Tax Consequences."
Form

The Series B Preferred Units will be issued and maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances. Please read "Description of Series B Preferred Units—Book-Entry System."

Settlement	Delivery of the Series B Preferred Units offered hereby will be made against payment therefor through the book-entry facilities of The Depository Trust Company on or about October 10, 2017.
Risk factors

Investing in our Series B Preferred Units involves risks. Please read "Risk Factors" starting on page S-10 of this prospectus supplement, page 3 of the accompanying base prospectus and in the documents incorporated by reference, as well as the other cautionary statements throughout this prospectus, for a discussion of factors you should carefully consider before deciding to invest in our Series B Preferred Units.

RISK FACTORS

        Before making an investment in the Series B Preferred Units offered hereby, you should carefully consider the risk factors discussed herein and included in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 (File No. 001-14569), which is incorporated by reference herein, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying base prospectus. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected.

Risks Related to the Series B Preferred Units

The Series B Preferred Units represent perpetual equity interests in us, and investors should not expect us to redeem the Series B Preferred Units on the date the Series B Preferred Units become redeemable by us or on any particular date afterwards.

        The Series B Preferred Units represent perpetual equity interests in us, and they have no maturity or mandatory redemption date and are not redeemable at the option of investors under any circumstances. As a result, unlike our indebtedness, the Series B Preferred Units will not give rise to a claim for payment of a principal amount at a particular date. Instead, the Series B Preferred Units may be redeemed by us at our option (i) following the occurrence of a Ratings Event, in whole but not in part, out of funds legally available for such redemption, at a redemption price in cash of $1,020 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared, or (ii) at any time on or after November 15, 2022, in whole or in part, out of funds legally available for such redemption, at a redemption price in cash of $1,000 per Series B Preferred Unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. Any decision we may make at any time to redeem the Series B Preferred Units will depend upon, among other things, our evaluation of our capital position and general market conditions at that time. In addition, the instruments governing our outstanding indebtedness may limit our ability to redeem the Series B Preferred Units.

        As a result, holders of the Series B Preferred Units may be required to bear the financial risks of an investment in the Series B Preferred Units for an indefinite period of time. Moreover, holders of the Series B Preferred Units will not have any rights of conversion or exchange for other securities in us. The Series B Preferred Units will rank junior to all our current and future indebtedness. The Series B Preferred Units will also rank junior to any other Senior Securities we may issue in the future with respect to assets available to satisfy claims against us.

We cannot assure you that we will be able to pay distributions on our Series B Preferred Units regularly, and the agreements governing our indebtedness may limit the cash available to make distributions on the Series B Preferred Units.

        Pursuant to our partnership agreement, we distribute all of our "available cash" each quarter to our limited partners. Upon the closing of this offering, our partnership agreement will define "available cash" to generally mean, for each fiscal quarter, all cash and cash equivalents on hand at the end of such quarter and all additional cash and cash equivalents on hand immediately prior to the date of determination of available cash resulting from borrowings for working capital purposes subsequent to the end of such quarter less the amount of cash reserves established by our general partner to:

  •
  provide for the proper conduct of our business, including reserves for future capital expenditures and anticipated credit needs;

  •
  comply with applicable law or any debt instrument or other agreement or obligation;

  •
  provide funds to make payments on the Series A Preferred Units and Series B Preferred Units; or

  •
  provide funds for distributions to our common unitholders for any one or more of the next four quarters.

As a result, we do not expect to accumulate significant amounts of cash. Depending on the timing and amount of our cash distributions, these distributions could significantly reduce the cash available to us in subsequent periods to make payments on the Series B Preferred Units.

The Series B Preferred Units are subordinated to our existing and future debt obligations, and your interests could be diluted by the issuance of additional units pari passu with or senior to the Series B Preferred Units, and by other transactions.

        The Series B Preferred Units are subordinated to all of our existing and future indebtedness (including indebtedness outstanding under our credit facilities, our fixed-rate senior notes, our commercial paper notes, and any other senior securities we may issue in the future with respect to assets available to satisfy claims against us). As of June 30, 2017, on a pro forma basis after giving effect to the estimated net proceeds of this offering as described in "Use of Proceeds," we estimate that our total debt would have been approximately $10.4 billion, $300 million of which would have been secured indebtedness, and we would have had the ability to borrow an additional $3.7 billion under our credit facilities and commercial paper program, collectively, subject to certain limitations.

        The payment of principal and interest on our debt reduces the cash available for distribution to holders of our units, including the Series B Preferred Units.

        The issuance of additional Parity Securities or Senior Securities would dilute the interests of the holders of the Series B Preferred Units, and any issuance of Senior Securities or Parity Securities or additional indebtedness could affect our ability to pay distributions on, redeem or pay the liquidation preference on the Series B Preferred Units.

As a holder of Series B Preferred Units you will have extremely limited voting rights.

        Your voting rights as a holder of Series B Preferred Units will be extremely limited. The holders of the Series B Preferred Units will be entitled to certain limited protective voting rights described in this prospectus supplement under "Description of Series B Preferred Units—Voting Rights." Although, although holders of Series B Preferred Units will have limited voting rights, with respect to certain matters the Series B Preferred Units will generally vote separately as a class along with all other series of our Parity Securities that we may issue following this offering upon which like voting rights have been conferred and are exercisable. As a result, the voting rights of holders of Series B Preferred Units may be significantly diluted, and the holders of such other series of Parity Securities that we may issue may be able to control or significantly influence the outcome of any vote. In addition, future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

Our ability to issue Parity Securities in the future could adversely affect the rights of holders of our Series B Preferred Units.

        Subject to certain rights of holders of our Series A Preferred Units, we are allowed to issue Parity Securities without any vote of the holders of the Series B Preferred Units, except where the cumulative distributions on the Series A Preferred Units, Series B Preferred Units or any Parity Securities are in arrears. The issuance of any Parity Securities would have the effect of reducing the amounts available to the holders of the Series B Preferred Units issued in this offering upon our liquidation, dissolution or winding up if we do not have sufficient funds to pay all liquidation preferences of the Series B Preferred Units and Parity Securities in full. It also would reduce amounts available to make distributions on the Series B Preferred Units issued in this offering if we do not have sufficient funds to pay distributions on all outstanding Series B Preferred Units and Parity Securities. In addition, future issuances and sales of Parity Securities, or the perception that such issuances and sales could occur, may cause prevailing market prices for the Series B Preferred Units to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

A change in the rating of the Series B Preferred Units could adversely affect the market price of the Series B Preferred Units.

        In connection with this offering, we expect that the Series B Preferred Units will receive a below-investment-grade credit rating from Moody's, S&P and Fitch. Rating agencies revise their ratings from time to time and could lower or withdraw any rating issued with respect to the Series B Preferred Units. Any real or anticipated downgrade or withdrawal of any ratings of the Series B Preferred Units could have an adverse effect on the market price or liquidity of the Series B Preferred Units.

        Ratings reflect only the views of the issuing rating agency or agencies and are not recommendations to purchase, sell or hold any particular security, including the Series B Preferred Units. In addition, ratings do not reflect market prices or suitability of a security for a particular investor, and any future rating of the Series B Preferred Units may not reflect all risks related to the Partnership and its business or the structure or market value of the Series B Preferred Units.

The Series B Preferred Units are not convertible into our common units at any time and do not have any protection in the event of a change of control.

        The Series B Preferred Units are not convertible into our common units at any time. In addition, the terms of the Series B Preferred Units will not contain any provisions that protect the holders of the Series B Preferred Units in the event that we experience a change of control.

Increased regulatory oversight, changes in the method pursuant to which the LIBOR rates are determined and potential phasing out of LIBOR after 2021 may adversely affect the value of the Series B Preferred Units.

        Regulators and law enforcement agencies in the United Kingdom and elsewhere are conducting civil and criminal investigations into whether the banks that contribute to the British Bankers' Association (the "BBA") in connection with the calculation of daily LIBOR may have been under-reporting or otherwise manipulating or attempting to manipulate LIBOR. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to this alleged manipulation of LIBOR. On July 27, 2017, the Financial Conduct Authority (the "FCA") announced that it will no longer persuade or compel banks to submit LIBOR rates after 2021 (the "FCA Announcement").

        It is not possible to predict the effect of the FCA Announcement, any changes in the methods pursuant to which the LIBOR rates are determined and any other reforms to LIBOR that will be enacted in the U.K. and elsewhere, which may adversely affect the trading market for LIBOR-based securities or result in the phasing out of LIBOR as a reference rate for securities. In addition, any changes announced by the FCA, including the FCA Announcement, the ICE Benchmark Administration Limited (the independent administrator of LIBOR) or any other successor governance or oversight body, or future changes adopted by such body, in the method pursuant to which the LIBOR rates are determined may result in a sudden or prolonged increase or decrease in the reported LIBOR rates. If that were to occur, the level of distributions would be affected and, to the extent that the value of your Series B Preferred Units is affected by reported LIBOR rates, the value of the

Series B Preferred Units may be materially affected. Further, if a LIBOR rate is not available on the applicable determination date, the terms of the Series B Preferred Units will require that we use alternative determination procedures including, under certain circumstances, if the Calculation Agent determines that the LIBOR base rate has been discontinued, then it will determine whether to use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, which may result in different than expected distributions and could materially affect the value of the Series B Preferred Units. See "Description of Series B Preferred Units—Distributions—Distribution Rate."

The Series B Preferred Units are a new class of our securities and do not have an established trading market, which may negatively affect their market value and your ability to transfer or sell your units. In addition, the lack of a fixed redemption date for the Series B Preferred Units will increase your reliance on the secondary market for liquidity purposes.

        The Series B Preferred Units are a new class of our securities and do not have an established trading market. In addition, since the securities have no stated maturity date, investors seeking liquidity will be limited to selling their units in the secondary market absent redemption by us. Although we have registered the offer and sale of the Series B Preferred Units under the Securities Act, we do not intend to apply for the listing of the Series B Preferred Units on any securities exchange or for the quotation of the Series B Preferred Units on any automated dealer quotation system. In addition, although the underwriters have informed us that they intend to make a market in the Series B Preferred Units, as permitted by applicable laws and regulations, they are not obligated to do so, and they may discontinue their market-making activities at any time without notice. Active markets for the Series B Preferred Units may not develop or, if developed, may not continue indefinitely. In the absence of active trading markets, you may not be able to transfer your Series B Preferred Units within the time or at the prices you desire. If an active trading market does develop, the Series B Preferred Units may trade at prices lower than the offering price. The trading price of the Series B Preferred Units would depend on many factors, including:

  •
  prevailing interest rates, increases in which may have an adverse effect on the market price of the Series B Preferred Units;

  •
  the market for similar securities;

  •
  general economic and financial market conditions;

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  the annual yield from distributions on the Series B Preferred Units as compared to the yields of other financial instruments;

  •
  our issuance of debt or preferred equity securities; and

  •
  our financial condition, results of operations and prospects.

Market interest rates may adversely affect the value of the Series B Preferred Units, and the distribution payable on the Series B Preferred Units will vary on and after November 15, 2022 based on market interest rates.

        One of the factors that will influence the price of the Series B Preferred Units will be the distribution yield on the Series B Preferred Units (as a percentage of the price of the Series B Preferred Units) relative to market interest rates. An increase in market interest rates, which are currently at low levels relative to historical rates, may lead prospective purchasers of the Series B Preferred Units to expect a higher distribution yield, and higher interest rates would likely increase our borrowing costs and potentially decrease funds available for distribution. Accordingly, higher market interest rates could cause the market price of the Series B Preferred Units to decrease.

        In addition, on and after November 15, 2022, distributions on the Series B Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to the then-current three-month LIBOR plus a spread of 4.11%. The per annum distribution rate that is determined on the relevant determination date will apply to the entire quarterly distribution period following such determination date even if LIBOR increases during that period. As a result, holders of Series B Preferred Units will be subject to risks associated with fluctuation in interest rates and the possibility that holders will receive distributions that are lower than expected. We have no control over a number of factors, including economic, financial and political events, that impact market fluctuations in interest rates, which have in the past and may in the future experience volatility.

Holders of Series B Preferred Units may have liability to repay distributions.

        Under certain circumstances, holders of the Series B Preferred Units may have to repay amounts wrongfully returned or distributed to them. Under Section 17-607 of the Delaware Revised Uniform Limited Partnership Act, we may not make a distribution if the distribution would cause our liabilities to exceed the fair value of our assets. Liabilities to partners on account of their limited partner interests and liabilities that are non-recourse to the partnership are not counted for purposes of determining whether a distribution is permitted.

        Delaware law provides that for a period of three years from the date of an impermissible distribution, limited partners who received the distribution and who knew at the time of the distribution that it violated Delaware law will be liable to the limited partnership for the distribution amount. A purchaser of Series B Preferred Units who becomes a limited partner is liable for the obligations of the transferring limited partner to make contributions to the Partnership that are known to such purchaser of units at the time it became a limited partner and for unknown obligations if the liabilities could be determined from our partnership agreement.

Treatment of distributions on our Series B Preferred Units as guaranteed payments for the use of capital creates a different tax treatment for the holders of our Series B Preferred Units than the holders of our common units.

        The tax treatment of distributions on our Series B Preferred Units is uncertain. We will treat the holders of Series B Preferred Units as partners for tax purposes and will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series B Preferred Units as ordinary income. Although a holder of Series B Preferred Units could recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, we anticipate accruing and making the guaranteed payment distributions semi-annually on May 15th and November 15th through November 15th, 2022 commencing November 15, 2017, and after November 15, 2022 quarterly on February 15th, May 15th, August 15th and November 15th. Because the guaranteed payment for each unit must accrue as income to a holder during the taxable year of the accrual, the guaranteed payment attributable to the period beginning November 15th and ending December 31st will accrue to the holder of record of a Series B Preferred Unit on December 31st for such period. Please read "Material U.S. Federal Income Tax Consequences—Treatment of Distributions on Series B Preferred Units." If you are a taxpayer reporting your income using the accrual method, or using a taxable year other than the calendar year, you should consult your tax advisor with respect to the consequences of our guaranteed payment distribution accrual and reporting convention. Otherwise, the holders of Series B Preferred Units are generally not anticipated to share in the partnership's items of income, gain, loss or deduction, except to the extent necessary to (i) achieve parity with the Series A Preferred Units or (ii) provide, to the extent possible, the Series B Preferred Units with the benefit of the liquidation preference. Please read "Material U.S. Federal Income Tax Consequences—Limitations on Deductibility of Losses" and "Material U.S. Federal Income Tax Consequences—Allocation of Income, Gain, Loss, and Deduction,"

below. The Partnership will not allocate any share of its nonrecourse liabilities to the holders of Series B Preferred Units.

        A holder of Series B Preferred Units will be required to recognize gain or loss on a sale of units equal to the difference between the holder's amount realized and tax basis in the units sold. The amount realized generally will equal the sum of the cash and the fair market value of other property such holder receives in exchange for such Series B Preferred Units. Subject to general rules requiring a blended basis among multiple partnership interests, the tax basis of a Series B Preferred Unit will generally be equal to the sum of the cash and the fair market value of other property paid by the holder to acquire such Series B Preferred Unit. Gain or loss recognized by a holder on the sale or exchange of a Series B Preferred Unit held for more than one year generally will be taxable as long-term capital gain or loss. Because holders of Series B Preferred Units will not generally be allocated a share of our items of depreciation, depletion or amortization, it is not anticipated that such holders would be required to recharacterize any portion of their gain as ordinary income as a result of the recapture rules.

        Investment in the Series B Preferred Units by tax-exempt investors, such as employee benefit plans and individual retirement accounts, and non-U.S. persons raises issues unique to them. Although the issue is not free from doubt, we will treat distributions to non-U.S. holders of the Series B Preferred Units as "effectively connected income" (which will subject holders to U.S. net income taxation and possibly the branch profits tax) that are subject to withholding taxes imposed at the highest effective tax rate applicable to such non-U.S. holders. If the amount of withholding exceeds the amount of U.S. federal income tax actually due, non-U.S. holders may be required to file U.S. federal income tax returns in order to seek a refund of such excess. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain and such payments may be treated as unrelated business taxable income, or UBTI, for federal income tax purposes. If you are a tax-exempt entity or a non-U.S. person, you should consult your tax advisor with respect to the consequences of owning our Series B Preferred Units.

USE OF PROCEEDS

        The net proceeds of this offering will be approximately $787.8 million, after deducting the underwriters' discounts and estimated offering expenses.

        We intend to use the net proceeds of this offering to repay amounts outstanding under our credit facilities and commercial paper program and for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.

        Affiliates of certain underwriters are lenders under our credit facilities or dealers under our commercial paper program and may hold commercial paper notes thereunder. To the extent we use proceeds from this offering to repay indebtedness under our credit facilities or commercial paper program, such affiliates may receive proceeds from this offering.

        As of September 28, 2017, we had approximately $650 million of borrowings outstanding under our senior secured hedged inventory facility with a weighted average interest rate of 2.3%. Substantially all of the commitments under our senior secured hedged inventory facility mature in August 2020. Borrowings from such facility and our commercial paper program are primarily used to finance purchased or stored hedged inventory, including New York Mercantile Exchange ("NYMEX") and Intercontinental Exchange ("ICE") margin deposits. As of September 28, 2017, we had approximately $833 million of borrowings outstanding under our commercial paper program with a weighted average interest rate of approximately 2.4%. The outstanding borrowings under our commercial paper program have maturity dates of three months or less. Our commercial paper program is backstopped by our senior secured hedged inventory facility and our senior unsecured revolving credit facility that primarily matures in August 2022.

 CAPITALIZATION

        The following table sets forth our capitalization as of June 30, 2017:

  •
  on a historical basis; and

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  on an as adjusted basis to give effect to the sale of the Series B Preferred Units offered hereby and the application of net proceeds therefrom. See "Use of Proceeds" in this prospectus supplement.

        This table should also be read in conjunction with our financial statements and the notes thereto that are incorporated by reference into this prospectus supplement.

	June 30, 2017
	Historical	As adjusted
	(In millions)
CASH AND CASH EQUIVALENTS	$47	$47

SHORT-TERM DEBT(1)(2)
Commercial paper notes	$677	$48
Senior secured hedged inventory facility	300	300
Other	137	137

Total short-term debt	$1,114	$485

LONG-TERM DEBT
Senior notes, net of unamortized discounts and debt issuance costs(3)	$9,878	$9,878
Commercial paper notes(1)(2)	159	—
Other	3	3

Total long-term debt	$10,040	$9,881

PARTNERS' CAPITAL
Series A preferred unitholders	1,507	1,507
Series B preferred unitholders	—	788
Common unitholders	8,937	8,937

Total partners' capital excluding noncontrolling interests	10,444	11,232
Noncontrolling interests	57	57

Total partners' capital	$10,501	$11,289

Total capitalization	$20,541	$21,170

(1)
Our commercial paper notes are backstopped by our senior unsecured revolving credit facility and our senior secured hedged inventory facility, which primarily mature in August 2022 and August 2020, respectively; as such, any borrowings under our commercial paper program effectively reduce the available capacity under these facilities. As of June 30, 2017, we classified $677 million of the borrowings under the commercial paper program as short-term, as these borrowings were primarily designated as working capital borrowings, were required to be repaid within one year and were primarily for hedged NGL and crude oil inventory and NYMEX and ICE margin deposits. As of June 30, 2017, we classified $159 million of the borrowings under the commercial paper program as long-term based on our ability and intent to refinance these commercial paper notes on a long-term basis.

(2)
Our Canadian subsidiary, Plains Midstream Canada ULC ("PMCULC"), is an obligor of our commercial paper program. On a historical basis as of June 30, 2017, $123 million was outstanding for PMCULC under our commercial paper program, and no amounts were outstanding on an as adjusted basis. On a historical and as adjusted basis as of June 30, 2017, $200 million was outstanding under our senior secured hedged inventory facility. As of September 28, 2017, PMCULC had approximately $450 million of borrowings outstanding under our commercial paper program, and $262 million of borrowings under our senior secured hedged inventory facility.

(3)
As of June 30, 2017, we classified our $600 million aggregate principal amount of 6.50% senior notes due May 2018 as long-term debt.

 DESCRIPTION OF SERIES B PREFERRED UNITS

General

        The Series B Preferred Units offered hereby are a new series of preferred units. In connection with the closing of this offering, we intend to adopt the Seventh Amended and Restated Agreement of Limited Partnership, which will set forth the terms of the Series B Preferred Units. Upon completion of this offering, there will be 800,000 Series B Preferred Units issued and outstanding. We may, without notice to or consent of the holders of the then-outstanding Series B Preferred Units, authorize and issue additional Series B Preferred Units and Junior Securities (as defined under "Summary—The Offering—Ranking") and, subject to the limitations described under "—Voting Rights," Senior Securities and Parity Securities (as defined under "Summary—The Offering—Ranking").

        The holders of our common units and Series A and Series B Preferred Units are entitled to receive, to the extent permitted by law, such distributions as may from time to time be declared by our general partner. Upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, the holders of our common units, Series A Preferred Units and Series B Preferred Units are entitled to receive distributions of our assets, after we have satisfied or made provision for our outstanding indebtedness and other obligations and after the payment to the holders of any class or series of limited partner interests having preferential rights to receive distributions of our assets over each such class of limited partner interests.

        When issued and paid for in the manner described in this prospectus supplement and accompanying base prospectus, the Series B Preferred Units offered hereby will be fully paid and generally nonassessable. Subject to the matters described under "—Liquidation Rights," each Series B Preferred Unit will generally have a fixed liquidation preference of $1,000 per unit (subject to adjustment for any splits, combinations or similar adjustment to the Series B Preferred Units) plus an amount equal to accumulated and unpaid distributions thereon to, but not including, the date fixed for payment, whether or not declared. The rights of the holders of Series B Preferred Units to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities.

        The Series B Preferred Units will represent perpetual equity interests in us and, unlike our indebtedness, will not give rise to a claim for payment of a principal amount at a particular date. As such, the Series B Preferred Units will rank junior to all of our current and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

        All of the Series B Preferred Units offered hereby will be represented by one or more certificates issued to the Depositary (as defined under "—Book-Entry System") and registered in the name of its nominee and, so long as a Depositary has been appointed and is serving, no person acquiring Series B Preferred Units will be entitled to receive a certificate representing such Series B Preferred Units unless applicable law otherwise requires or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and a successor is not appointed within 60 days thereafter. Please read "—Book-Entry System."

        The Series B Preferred Units will not be convertible into our common units or any other securities and will not have exchange rights or be entitled or subject to any preemptive or similar rights. The Series B Preferred Units will not be subject to mandatory redemption or to any sinking fund requirements. The Series B Preferred Units will be subject to redemption at our option, in whole or in part, commencing on November 15, 2022 or upon the occurrence of a Ratings Event. Please read "—Redemption."

        We have appointed American Stock Transfer & Trust Company, LLC as the paying agent (the "Paying Agent"), and the registrar and transfer agent (the "Transfer Agent") for the Series B Preferred Units. The address of the Paying Agent and the Transfer Agent is 6201 Fifteenth Avenue, Brooklyn, NY 11219.

Ranking

        The Series B Preferred Units will, with respect to anticipated semi-annual or quarterly distributions and distributions upon the liquidation, winding up and dissolution of our affairs, rank:

  •
  senior to the Junior Securities (including our common units);

  •
  pari passu with any Parity Securities, including our Series A Preferred Units;

  •
  junior to any Senior Securities; and

  •
  junior to all of our existing and future indebtedness and other liabilities with respect to assets available to satisfy claims against us.

        Under our partnership agreement, we may issue Junior Securities from time to time in one or more series without the consent of the holders of the Series B Preferred Units. Our general partner has the authority to determine the preferences, powers, qualifications, limitations, restrictions and special or relative rights or privileges, if any, of any such series before the issuance of any units of that series. Our general partner will also determine the number of units constituting each series of securities. Our ability to issue any Parity Securities in certain circumstances or Senior Securities is limited as described under "—Voting Rights."

        Parity Securities with respect to the Series B Preferred Units may include classes of our securities that have different distribution rates, mechanics, periods (e.g., quarterly rather than semi-annual), payment dates or record dates than our Series B Preferred Units.

Liquidation Rights

        We will (except to the extent necessary to ensure parity between the Series A Preferred Units and Series B Preferred Units) liquidate in accordance with capital accounts. The capital account maintenance and allocation provisions are designed to provide to holders of our Series B Preferred Units and Parity Securities, to the greatest extent possible, the benefit of their respective liquidation preferences. If necessary, the holders of outstanding Series B Preferred Units will be specially allocated items of our gross income and gain in a manner designed to achieve, in the event of any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, a liquidation preference of $1,000 per unit. If the amount of our gross income and gain available to be specially allocated to the Series B Preferred Units is not sufficient to cause the capital account of a Series B Preferred Unit to equal the liquidation preference of a Series B Preferred Unit, then the amount that a holder of Series B Preferred Units would receive upon liquidation may be less than the Series B Preferred Unit liquidation preference. Any accumulated and unpaid distributions on the Series B Preferred Units and Parity Securities will be paid prior to any distributions in liquidation made in accordance with capital accounts. The rights of the Series B Preferred Unitholders to receive the liquidation preference will be subject to the proportional rights of holders of Parity Securities in liquidation. A consolidation or merger of us with or into any other entity, individually or in a series of transactions, will not be deemed to be a liquidation, dissolution or winding up of our affairs.

Voting Rights

        The Series B Preferred Units will have no voting, consent or approval rights except as set forth below or as otherwise provided by Delaware law.

        Unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a single class, no amendment to our partnership agreement may be adopted that would have a material adverse effect on the existing preferences, rights, powers, duties or obligations of the Series B Preferred Units. For purposes of this voting requirement, any amendment to our partnership agreement (i) relating to the issuance of additional limited partner interests (subject to the voting rights regarding the issuance of Parity Securities or Senior Securities discussed below) and (ii) in connection with a merger or another transaction in which we are the surviving entity and the Series B Preferred Units remain outstanding with the terms thereof materially unchanged in any respect adverse to the holders of Series B Preferred Units, will be deemed to not materially adversely affect the powers, preferences, duties or special rights of the holders of Series B Preferred Units.

        In addition, unless we have received the affirmative vote or consent of the holders of at least two-thirds of the outstanding Series B Preferred Units, voting as a class together with holders of any other Parity Securities established after the closing of this offering and upon which like voting rights have been conferred and are exercisable, we may not:

  •
  create or issue any Parity Securities (including additional Series B Preferred Units, but excluding any payments-in-kind on the Series A Preferred Units) if the cumulative distributions payable on outstanding Series B Preferred Units (or Parity Securities) are in arrears;

  •
  create or issue any Senior Securities; or

  •
  make distributions to our common unitholders out of capital surplus.

On any matter described above in which the holders of the Series B Preferred Units are entitled to vote as a class (whether separately or together with the holders of any Parity Securities), such holders will be entitled to one vote per unit. Any Series B Preferred Units held by any of our subsidiaries or controlled affiliates will not be entitled to vote.

        With respect to Series B Preferred Units that are held for a person's account by another person (such as a broker, dealer, bank, trust company or clearing corporation, or an agent of any of the foregoing), in whose name such Series B Preferred Units are registered, such other person will, in exercising the voting rights in respect of such Series B Preferred Units on any matter, and unless the arrangement between such persons provides otherwise, vote such Series B Preferred Units in favor of, and at the direction of, the person who is the beneficial owner, and we will be entitled to assume it is so acting without further inquiry.

Series A Preferred Unit Voting Rights

        In addition to the voting requirements outlined above, unless we have received the affirmative vote or consent of the holders of at least 75% of the outstanding Series A Preferred Units, we may not issue any securities expressly made senior to ("Series A Senior Securities") or pari passu with ("Series A Parity Securities") the Series A Preferred Units as to the payment of distributions and amounts payable on a liquidation event, excluding payments-in-kind on the Series A Preferred Units; provided, that, without the consent of the holders of Series A Preferred Units, we may issue up to:

  •
  an aggregate $500 million non-convertible Series A Parity Securities;

  •
  provided that the market capitalization of our common units is at least $10 billion, an aggregate amount of Series A Parity Securities such that, at the time of issuance, the total amount of outstanding Series A Preferred Units and Series A Parity Securities (including the Series B Preferred Units) does not exceed 15% of the value of all outstanding common units. The aggregate amount of Series A Preferred Units and Series A Parity Securities referenced in the preceding sentence is calculated on an as-if converted basis, with any non-convertible Series A Parity Securities being treated as convertible into common units at a ratio equal to the purchase price of such Series A Parity Securities divided by the volume-weighted average price of the common units for the preceding 30 trading days; or

  •
  if there is less than $500 million of outstanding Series A Preferred Units (with such calculation based on the $26.25 issue price), an amount of Series A Parity Securities as the general partner may determine.

        Because the Series B Preferred Units are pari passu with the Series A Preferred Units as to the payment of distributions and amounts payable on a liquidation event, these provisions of our partnership agreement effectively require a separate affirmative vote or consent of 75% of our Series A Preferred Units for the issuance of additional Series B Preferred Units or Parity Securities (excluding the allowances outlined above) or Senior Securities.

Distributions

General

        Holders of Series B Preferred Units will be entitled to receive, when, as and if declared by our general partner out of legally available funds for such purpose, cumulative semi-annual or quarterly cash distributions, as applicable.

Distribution Rate

        Distributions on Series B Preferred Units will be cumulative from the date of original issue and will be payable semi-annually in arrears (as described under "—Distribution Payment Dates") to, but not including, November 15, 2022 commencing on November 15, 2017, and after November 15, 2022, quarterly in arrears, when, as, and if declared by our general partner out of legally available funds for such purpose. A pro-rated initial distribution on the Series B Preferred Units will be paid on November 15, 2017 in an amount equal to approximately $5.9549 per unit.

        The initial distribution rate for the Series B Preferred Units from and including the date of original issue to, but not including, November 15, 2022 (the "Fixed Rate Period") will be 6.125% per annum of the $1,000 liquidation preference per unit (equal to $61.25 per unit per annum). On and after November 15, 2022 (the "Floating Rate Period"), distributions on the Series B Preferred Units will accumulate for each distribution period at a percentage of the $1,000 liquidation preference equal to the three-month LIBOR plus a spread of 4.11%.

        LIBOR for each distribution period during the Floating Rate Period ("Three-Month LIBOR Rate") will be determined by the Calculation Agent (see "—Calculation Agent" below), as of the applicable Determination Date (as defined below), in accordance with the following provisions:

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  LIBOR will be the offered rate per annum for three-month deposits in U.S. dollars, beginning on the first day of the distribution period, as that rate appears on Reuters screen LIBOR01 (or any successor or replacement page) as of approximately 11:00 a.m., London time, on the Determination Date.

  •
  If the Calculation Agent determines that the LIBOR base rate has been discontinued, then it will determine whether to use a substitute or successor base rate that it has determined in its sole discretion is most comparable to the LIBOR base rate, provided that if the Calculation Agent determines there is an industry accepted successor base rate, the Calculation Agent shall use such successor base rate. If the Calculation Agent has determined a substitute or successor base rate in accordance with the foregoing, the Calculation Agent in its sole discretion may also implement changes to the business day convention, the definition of business day and the Determination Date in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines to use a substitute or successor base rate as so provided, the following will apply:

    •
    If the rate described above does not so appear on the Reuters screen LIBOR01 (or any successor or replacement page), then LIBOR will be determined on the basis of the rates, at approximately 11:00 a.m., London time, on the second London Business Day immediately preceding the first day of such distribution period, at which deposits of the following kind are offered to prime banks in the London interbank market by four major banks in that market selected by the Calculation Agent: three-month deposits in U.S. dollars, beginning on the first day of the distribution period, and in a Representative Amount. The Calculation Agent will request the principal London office of each of these banks to provide a quotation of its rate. If at least two quotations are provided, LIBOR for the second London Business Day immediately preceding the first day of such distribution period will be the arithmetic mean of the quotations.

    •
    If fewer than two of the requested quotations described above are provided, LIBOR for the Determination Date will be the arithmetic mean of the rates for loans of the following kind to leading European banks quoted, at approximately 11:00 a.m., New York City time, on the second London Business Day immediately preceding the first day of such distribution period, by major banks in New York City selected by the Calculation Agent: three-month loans of U.S. dollars, beginning on the first day of such interest period, and in a Representative Amount.

  •
  If no quotation is provided as described above, then the Calculation Agent, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates, shall determine LIBOR for the second London Business Day immediately preceding the first day of such distribution period in its sole discretion.

        The Calculation Agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be on file at our principal offices, will be made available to any holder of Series B Preferred Units upon request and will be final and binding in the absence of manifest error.

        All percentages resulting from any of the above calculations will be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point, with five one-millionths of a percentage point rounded upwards (e.g., 9.876545% (or .09876545) being rounded to 9.87655% (or .0987655)) and all dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent being rounded upwards).

        In this subsection, we use several terms that have special meanings relevant to calculating LIBOR. We define these terms as follows:

        "Determination Date" means the second London Business Day (as defined below) immediately preceding the first date of the applicable distribution period.

        "London Business Day" means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.

        "Representative Amount" means an amount that, in the Calculation Agent's judgment, is representative of a single transaction in the relevant market at the relevant time.

        "Reuters screen" means the display on the Thomson Reuters Eikon service, or any successor or replacement service.

Distribution Payment Dates

        The "Distribution Payment Dates" for the Series B Preferred Units will be the 15th day of May and November of each year, commencing on November 15, 2017 and continuing through the end of the Fixed Rate Period and on the 15th day of February, May, August and November of each year during the Floating Rate Period. Distributions will accumulate in each such period from and including the preceding Distribution Payment Date or the initial issue date, as the case may be, to but excluding the applicable Distribution Payment Date for such period, and distributions will accrue on accumulated distributions at the applicable distribution rate. If any Distribution Payment Date otherwise would fall on a day that is not a Business Day, declared distributions will be paid on the immediately succeeding Business Day without the accumulation of additional distributions. During the Fixed Rate Period, distributions on the Series B Preferred Units will be payable based on a 360-day year consisting of twelve 30-day months. During the Floating Rate Period, distributions on the Series B Preferred Units will be computed by multiplying the floating rate for that distribution period by a fraction, the numerator of which will be the actual number of days elapsed during that distribution period (determined by including the first day of the distribution period and excluding the last day, which is the distribution payment date), and the denominator of which will be 360, and by multiplying the result by the aggregate liquidation preference of the Series B Preferred Units.

        "Business Day" means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the States of Texas or New York shall not be regarded as a Business Day.

Payment of Distributions

        Not later than 5:00 p.m., New York City time, on each Distribution Payment Date, we will pay those semi-annual or quarterly distributions, if any, on the Series B Preferred Units that have been declared by our general partner to the holders of such Series B Preferred Units as such holders' names appear on our unit transfer books maintained by the Registrar and Transfer Agent on the applicable record date. The record date for each distribution on our Series B Preferred Units will be the first Business Day of the month of the applicable Distribution Payment Date, except that in the case of payments of distributions in arrears, the record date with respect to a Distribution Payment Date will be such date as may be designated by our general partner in accordance with our partnership agreement.

        So long as the Series B Preferred Units are held of record by the nominee of the Securities Depositary, declared distributions will be paid to the Securities Depositary in same-day funds on each Distribution Payment Date. The Securities Depositary will credit accounts of its participants in accordance with the Securities Depositary's normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series B Preferred Units in accordance with the instructions of such beneficial owners.

        We will not declare or pay or set aside for payment full distributions on the Series B Preferred Units or any Parity Securities (including the Series A Preferred Units) for any distribution period unless (i) full cumulative distributions have been paid on the Series B Preferred Units and any Parity Securities through the most recently completed distribution period for each such security and (ii) at the time of the declaration of the distribution on the Series B Preferred Units or Parity Securities, our general partner expects to have sufficient funds to pay the next distribution on the Series B Preferred Units and any Parity Securities in full (regardless of the relative timing of such distributions). To the extent distributions will not be paid in full on the Series B Preferred Units, the general partner will take appropriate action to ensure that all distributions declared and paid upon the Series B Preferred Units and any Parity Securities will be reduced, declared and paid on a pro rata basis on their respective payment dates.

        We will not declare or pay or set aside for payment distributions on any Junior Securities (other than a distribution payable solely in Junior Securities) unless full cumulative distributions have been or contemporaneously are being paid on all outstanding Series B Preferred Units and any Parity Securities (including the Series A Preferred Units) through the most recently completed respective distribution periods. To the extent a distribution period applicable to a class of Junior Securities or Parity Securities is shorter than the distribution period applicable to the Series B Preferred Units (e.g., quarterly rather than semi-annual), the general partner may declare and pay regular distributions with respect to such Junior Securities or Parity Securities so long as, at the time of declaration of such distribution, the general partner expects to have sufficient funds to pay the full distribution in respect of the Series B Preferred Units on the next successive Distribution Payment Date.

Redemption

Optional Redemption upon a Ratings Event

        At any time within 120 days after the conclusion of any review or appeal process instituted by us following the occurrence of a Ratings Event (as defined below), we may, at our option, redeem the Series B Preferred Units in whole, but not in part, at a redemption price in cash per Series B Preferred Unit equal to $1,020 (102% of the liquidation preference of $1,000) plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date fixed for redemption, whether or not declared. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

        "Ratings Event" means a change by any nationally recognized statistical rating organization (within the meaning of Section 3(a)(62) of the Exchange Act) that publishes a rating for us (a "rating agency") to its equity credit criteria for securities such as the Series B Preferred Units, as such criteria are in effect as of the original issue date of the Series B Preferred Units (the "current criteria"), which change results in (i) any shortening of the length of time for which the current criteria are scheduled to be in effect with respect to the Series B Preferred Units, or (ii) a lower equity credit being given to the Series B Preferred Units than the equity credit that would have been assigned to the Series B Preferred Units by such rating agency pursuant to its current criteria.

Optional Redemption on or after November 15, 2022

        At any time on or after November 15, 2022, we may redeem the Series B Preferred Units, at our option, in whole or in part, by paying $1,000 per unit plus an amount equal to all accumulated and unpaid distributions thereon to, but not including, the date of redemption, whether or not declared. We may undertake multiple partial redemptions. Any such redemption would be effected only out of funds legally available for such purposes and will be subject to compliance with the provisions of our outstanding indebtedness.

Redemption Procedures

        We will give notice of any redemption not less than 30 days and not more than 60 days before the scheduled date of redemption, to the holders of any Series B Preferred Units to be redeemed as such holders' names appear on our unit transfer books maintained by the Transfer Agent at the address of such holders shown therein. Such notice will state: (i) the redemption date, (ii) the number of Series B Preferred Units to be redeemed and, if fewer than all outstanding Series B Preferred Units are to be redeemed, the number (and, in the case of Series B Preferred Units in certificated form, the identification) of units to be redeemed from such holder, (iii) the redemption price, (iv) the place where any Series B Preferred Units in certificated form are to be redeemed and will be presented and surrendered for payment of the redemption price therefor and (v) that distributions on the units to be redeemed will cease to accumulate from and after such redemption date.

        If fewer than all of the outstanding Series B Preferred Units are to be redeemed, the number of Series B Preferred Units to be redeemed will be determined by us, and such units will be redeemed by such method of selection as the Depositary (or, in the case of any certificated units, our general partner) determines, either pro rata or by lot, with adjustments to avoid redemption of fractional units. So long as all Series B Preferred Units are held of record by the nominee of the Depositary, we will give notice, or cause notice to be given, to the Depositary of the number of Series B Preferred Units to be redeemed, and the Depositary will determine the number of Series B Preferred Units to be redeemed from the account of each of its participants holding such units in its participant account. Thereafter, each participant will select the number of units to be redeemed from each beneficial owner for whom it acts (including the participant, to the extent it holds Series B Preferred Units for its own account). A participant may determine to redeem Series B Preferred Units from some beneficial owners (including the participant itself) without redeeming Series B Preferred Units from the accounts of other beneficial owners. Any Series B Preferred Units not redeemed will remain outstanding and entitled to all the rights and preferences of Series B Preferred Units under our partnership agreement.

        So long as the Series B Preferred Units are held of record by the nominee of the Depositary, the redemption price will be paid by the Paying Agent to the Depositary on the redemption date. The Depositary's normal procedures provide for it to distribute the amount of the redemption price in same-day funds to its participants who, in turn, are expected to distribute such funds to the persons for whom they are acting as agent.

        If we give a notice of redemption, then we will deposit with the Paying Agent funds sufficient to redeem the Series B Preferred Units as to which notice has been given no later than 10:00 a.m., New York City time, on the date fixed for redemption, and we will give the Paying Agent irrevocable instructions and authority to pay the redemption price to the holder or holders thereof upon surrender or deemed surrender (which will occur automatically if the certificate representing such units is issued in the name of the Depositary or its nominee) of the certificates therefor. If notice of redemption has been given, then from and after the date fixed for redemption, unless we default in providing funds sufficient for such redemption at the time and place specified for payment pursuant to the notice, all distributions on such units will cease to accumulate and all rights of holders of such Series B Preferred Units with respect to such Series B Preferred Units will cease, except the right to receive the redemption price, plus an amount equal to accumulated and unpaid distributions to, but not including, the date fixed for redemption, whether or not declared, and such Series B Preferred Units may not thereafter be transferred on the books of the Transfer Agent or be deemed to be outstanding for any purpose whatsoever.

        We will be entitled to receive from the Paying Agent the interest income, if any, earned on such funds deposited with the Paying Agent (to the extent that such interest income is not required to pay the redemption price of the Series B Preferred Units to be redeemed), and the holders of any Series B Preferred Units so redeemed will have no claim to any such interest income. Any funds deposited with the Paying Agent by us for any reason, including redemption of Series B Preferred Units, that remain unclaimed or unpaid after one year after the applicable redemption date or other payment date, will be, to the extent permitted by law, repaid to us upon our written request, after which repayment the holders of Series B Preferred Units entitled to such redemption or other payment will have recourse only to us.

        If only a portion of the Series B Preferred Units represented by a certificate has been called for redemption, upon surrender of the certificate to the Paying Agent (which will occur automatically if the certificate representing such units is registered in the name of the Depositary or its nominee), we will issue and the Paying Agent will deliver to the holder of such units a new certificate (or adjust the applicable book-entry account) representing the number of Series B Preferred Units represented by the surrendered certificate that have not been called for redemption.

        Notwithstanding any notice of redemption, there will be no redemption of any Series B Preferred Units called for redemption until funds sufficient to pay the full redemption price of such units, plus all accumulated and unpaid distributions to, but not including, the date of redemption, whether or not declared, have been deposited by us with the Paying Agent.

        We and our affiliates may from time to time purchase Series B Preferred Units, subject to compliance with all applicable securities and other laws. Neither we nor any of our affiliates has any obligation, or any present plan or intention, to purchase any Series B Preferred Units. Any Series B Preferred Units that are redeemed or otherwise acquired by us will be cancelled.

        Notwithstanding the foregoing, unless (i) full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities through the most recently completed respective distribution periods and (ii) our general partner expects to have sufficient funds to pay the next distribution on the all outstanding Series B Preferred Units and any Parity Securities in full (regardless of the relative timing of such distributions), we may not repurchase, redeem or otherwise acquire, in whole or in part, any Series B Preferred Units or Parity Securities except pursuant to a purchase or exchange offer made on the same relative terms to all holders of Series B Preferred Units and any Parity Securities. Common units and any other Junior Securities may not be redeemed, repurchased or otherwise acquired unless full cumulative distributions have been or contemporaneously are being paid or provided for on all outstanding Series B Preferred Units and any Parity Securities through the most recently completed respective distribution periods.

No Limited Call Right

        Our general partner's limited call right referenced in "Description of our Partnership Agreement—Limited Call Right" in the accompanying base prospectus will not apply to the Series B Preferred Units.

No Sinking Fund

        The Series B Preferred Units will not have the benefit of any sinking fund.

No Fiduciary Duty

        We and our general partner entities and their officers and directors will not owe any fiduciary duties to holders of the Series B Preferred Units.

Book-Entry System

        All Series B Preferred Units offered hereby will be represented by one or more certificates issued to The Depository Trust Company (and its successors or assigns or any other securities depositary selected by us) (the "Depositary"), and registered in the name of its nominee (initially, Cede & Co.), including Euroclear Bank S.A./N.V., as operator of the Euroclear System ("Euroclear"), and Clearstream Banking, société anonyme ("Clearstream"). The Series B Preferred Units offered hereby will continue to be represented by one or more certificates registered in the name of the Depositary or its nominee, and no holder of the Series B Preferred Units offered hereby will be entitled to receive a certificate evidencing such units unless otherwise required by law or the Depositary gives notice of its intention to resign or is no longer eligible to act as such and we have not selected a substitute Depositary within 60 calendar days thereafter. So long as the Depositary is appointed and serving, payments and communications made by us to holders of the Series B Preferred Units will be duly made by making payments to, and communicating with, the Depositary. Accordingly, unless certificates are available to holders of the Series B Preferred Units, each purchaser of Series B Preferred Units must rely on (i) the procedures of the Depositary and its participants to receive distributions, any redemption price, liquidation preference and notices, and to direct the exercise of any voting or nominating rights, with respect to such Series B Preferred Units and (ii) the records of the Depositary and its participants to evidence its ownership of such Series B Preferred Units. Interests held through Clearstream and Euroclear will be recorded on the Depositary's books as being held by the United States depositary for each of Clearstream and Euroclear, which United States depositaries will in turn hold interests on behalf of their participants' customers' securities accounts.

        So long as the Depositary (or its nominee) is the sole holder of the Series B Preferred Units, no beneficial holder of the Series B Preferred Units will be deemed to be a holder of Series B Preferred Units. The Depository Trust Company, the initial Depositary, is a New York-chartered limited purpose trust company that performs services for its participants, some of whom (and/or their representatives) own The Depository Trust Company. The Depositary maintains lists of its participants and will maintain the positions (i.e., ownership interests) held by its participants in the Series B Preferred Units, whether as a holder of the Series B Preferred Units for its own account or as a nominee for another holder of the Series B Preferred Units.

        Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a United Kingdom corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Calculation Agent

        Wells Fargo Bank, National Association, or any other firm appointed by us, will be the "Calculation Agent" for the Series B Preferred Units.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The tax consequences to you of an investment in our Series B Preferred Units will depend in part on your own tax circumstances. For a discussion of the material federal income tax consequences associated with our operations and the purchase, ownership and disposition of common units, please read "Material U.S. Federal Income Tax Consequences" in the accompanying base prospectus and "Tax Risks to Common Unitholders" in our most recent Annual Report on Form 10-K, which is incorporated by reference into this prospectus supplement. Although this section updates and adds information related to certain tax consequences with respect to the Series B Preferred Units, it also should be read in conjunction with the risk factors included under the caption "Tax Risks to Unitholders" in our most recent Annual Report on Form 10-K, "Risk Factors" in our most recent Quarterly Report on Form 10-Q, and "Material U.S. Federal Income Tax Consequences" in the accompanying base prospectus, which provides a discussion of the principal federal income tax consequences associated with our operations. The following discussion is limited as described under the caption "Material U.S. Federal Income Tax Consequences" in the accompanying base prospectus and as discussed below. You are urged to consult with your own tax advisor about the federal, state, local and non-U.S. tax consequences particular to your circumstances.

        This section summarizes the material federal income tax consequences that may be relevant to prospective holders of Series B Preferred Units who are individual citizens or residents of the United States and, unless otherwise noted in the following discussion, is the opinion of Vinson & Elkins L.L.P., counsel to us, insofar as it relates to matters of federal income tax law and legal conclusions with respect to those matters. Other than as set forth in "Taxation of the Partnership—Partnership Status," the tax consequences and opinions set forth below are based upon the assumption that the Series B Preferred Units will be treated as partnership interests for federal income tax purposes. In addition, this section is based upon current provisions of the U.S. Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed U.S. Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to "we" or "us" are references to Plains All American Pipeline, L.P. and its subsidiaries.

        This section does not address all federal income tax matters that affect us or the holders of our Series B Preferred Units, such as the application of the alternative minimum tax. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax consequences are addressed below under "—State Local and Other Tax Consequences." Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase units in this offering, who do not materially participate in the conduct of our business activities and who hold such units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each prospective unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of units and potential changes in applicable tax laws.

        No ruling has been or will be requested from the IRS with respect to the Partnership's classification as a partnership for federal income tax purposes or the consequences of owning our Series B Preferred Units. We will rely on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service (the "IRS") or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        All statements of law and legal conclusions, but no statement of fact, contained in this section, except as described below or otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) whether holders of Series B Preferred Units will be treated as partners that receive guaranteed payments for the use of capital on their units (please read "Tax Consequences of Unit Ownership—Limited Partner Status"); (2) the treatment of a holder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); and (3) whether distributions with respect to the Series B Preferred Units will be treated as unrelated business taxable income (please read "Tax-Exempt Organizations and Other Investors.")

Taxation of the Partnership

Partnership Status

        We expect to be treated as a partnership for federal income tax purposes and, therefore, subject to the discussion below under "—Administrative Matters—Information Returns and Audit Procedures," generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our common unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. However, holders of Series B Preferred Units generally will not share in allocations of income, gain, loss or deduction. Please read "—Allocation of Income, Gain, Loss and Deduction." Instead, we will treat distributions on preferred units as a guaranteed payment for the use of capital. Please read "—Treatment of Distributions on Series B Preferred Units."

        Section 7704 of the Code provides that a publicly-traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes (i) interest, (ii) dividends, (iii) real property rents within the meaning of section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any "mineral or natural resource," and (vi) gains from the sale or disposition of a capital asset (or property described in Section 1231(b) of the Code) held for the production of qualifying income. We estimate that less than 5 percent of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on the factual representations made by us and our general partner, including, without limitation:

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  Neither we nor any of our partnership or limited liability company operating subsidiaries has elected or will elect to be treated as a corporation for federal income tax purposes;

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  For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code; and

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  Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation. This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly-traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.

        In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income (the "Final Regulations") were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.

        It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.

        At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

        Our partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us.

Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder's adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

        The tax treatment of our Series B Preferred Units is uncertain because there is no direct controlling authority with respect to interests such as the Series B Preferred Units. As such, Vinson & Elkins L.L.P. is unable to opine as to the tax treatment of our Series B Preferred Units. Although the IRS may disagree with this treatment, we will treat our Series B Preferred Units as partnership interests and the holders of our Series B Preferred Units as partners entitled to a guaranteed payment for the use of capital on their units. If the Series B Preferred Units are not partnership interests, they would likely constitute indebtedness for federal income tax purposes and distributions on the Series B Preferred Units would constitute interest income to the holders of Series B Preferred Units. The remainder of this discussion assumes that our Series B Preferred Units are partnership interests for federal income tax purposes.

        For a discussion related to the risks of losing partner status as a result of securities loans, please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans." Holders who are not treated as partners of the partnership as described above are urged to consult their own tax advisors with respect to the tax consequences applicable to them under their particular circumstances.

Treatment of Distributions on Series B Preferred Units

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" and "—Administrative Matters—Information Returns and Audit Procedures," with respect to payments we may be required to make on behalf of our unitholders, we will not pay any federal income tax.

        We will treat distributions to holders of Series B Preferred Units as guaranteed payments for the use of capital. Guaranteed payments accrued within the Partnership's taxable year will be included as income to the holders of the Series B Preferred Units in such taxable year, whether or not a distribution of such payment has actually been made. We expect to make distributions to the holders of Series B Preferred Units semi-annually on May 15th and November 15th during the Fixed-Rate Period, and quarterly on February 15th, May 15th, August 15th and November 15th during the Floating-Rate Period, and the income related to such distributions will generally accrue to the holders of Series B Preferred Units on the record date for such distribution. Because the guaranteed payment for each unit must accrue as income to a holder during the taxable year of the accrual, the guaranteed payment attributable to the period beginning November 15th and ending December 31st will accrue to the holder of record of a Series B Preferred Unit on December 31st for such period. If you are a taxpayer reporting your income using the accrual method or using a taxable year other than the calendar year, you should consult your tax advisor with respect to the consequences of our guaranteed payment distribution accrual and reporting convention.

        Regardless of whether the distributions expected on the Distribution Payment Dates are made, income related to the guaranteed payments will accrue to the holders as follows:

  Fixed-Rate Period:

Period	Date Income Accrues to Holder of Record
January 1st - May 14th	May 1st
May 15th - November 14th	November 1st
November 15th - December 31st	December 31st

  Floating-Rate Period:

Period	Date Income Accrues to Holder of Record
January 1st - February 14th	February 1st
February 15th - May 14th	May 1st
May 15th - August 14th	August 1st
August 15th - November 14th	November 1st
November 15th - December 31st	December 31st

        Although the IRS may disagree with this treatment, we will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital that will generally be taxable to the holders of Series B Preferred Units as ordinary income and will be deductible by us. Although a holder of Series B Preferred Units may recognize taxable income from the accrual of such a guaranteed payment even in the absence of a contemporaneous distribution, the partnership anticipates accruing and making the guaranteed payment distributions semi-annually during the Fixed-Rate Period, and quarterly during the Floating-Rate Period as discussed above. Otherwise, the holders of Series B Preferred Units are generally not anticipated to share in the Partnership's items of income, gain, loss or deduction, except to the extent necessary to (i) achieve parity with the Series A Preferred Units or (ii) to the extent possible, provide the Series B Preferred Units with the benefit of the liquidation preference (please read "—Allocation of Income, Gain, Loss, and Deduction," below). The Partnership will not allocate any share of its nonrecourse liabilities to the holders of Series B Preferred Units.

        If the distributions to the Series B Preferred Units are not respected as guaranteed payments for the use of capital, holders of Series B Preferred Units may be treated as receiving an allocable share of gross income from the Partnership equal to their cash distributions, to the extent the Partnership has sufficient gross income to make such allocations of gross income. In the event there is not sufficient gross income to match such distributions, the distributions to the Series B Preferred Units would reduce the capital accounts of the Series B Preferred Units, requiring a subsequent allocation of income or gain to provide the Series B Preferred Units with their liquidation preference, if possible.

Basis of Units

        A partner's tax basis in its units (including Series B Preferred Units) initially will be the amount paid for those units.

        Generally, if the distributions to the Series B Preferred Units are respected as a guaranteed payment for the use of capital, and subject to the discussion under "—Allocation of Income, Gain, Loss, and Deduction," a holder's basis in its Series B Preferred Units will not be affected by distributions on such units. We do not anticipate that a holder of Series B Preferred Units will be allocated any share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests. If you own common units and Series B Preferred Units, please consult your tax advisor with respect to determining the consequences of a guaranteed payment on your basis in your units.

Limitations on Deductibility of Losses

        A holder of Series B Preferred Units will only be allocated loss to the extent the capital accounts of the common unitholders have been reduced to zero. Although it is not anticipated that a holder of Series B Preferred Units would be allocated loss, the deductibility of any such losses may be limited for various reasons. In addition, if you own other interests in the Partnership which may be allocated loss, the deductibility of such losses is also generally subject to limitations (including the passive loss limitations). We expect the guaranteed payment to be treated as "portfolio income" under the passive loss rules that may not generally be offset by any passive losses allocated in respect of such other interests in the Partnership. For a discussion of the passive loss rules and their applicability to holders of interests in the Partnership other than Series B Preferred Units, please read "Limitations on Deductibility of Losses" in the accompanying base prospectus. In the event that you are allocated loss as a holder of a Series B Preferred Unit or any other interest in us, please consult your tax advisor as to the application of any limitation to the deductibility of that loss.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read "—Administrative Matters—Information Returns and Audit Procedures". Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.

Allocation of Income, Gain, Loss and Deduction

        If we have a net profit, our items of income, gain, loss and deduction will generally be allocated among our holders of units other than Series A Preferred Units and Series B Preferred Units in accordance with their percentage interests in us. If we have a net loss, our items of income, gain, loss and deduction will generally be allocated among all of our common unitholders in accordance with their percentage interests in us to the extent of their positive capital accounts. If the capital accounts of the common unitholders have been reduced to zero, losses will be allocated among the Series A Preferred Units and the Series B Preferred Units in a manner that equalizes and reduces the relative percentage of their respective liquidation preferences until the capital accounts of the Series A Preferred Units and the Series B Preferred Units is reduced to zero. If Series B Preferred Units are allocated losses in any taxable period, gross income from a subsequent taxable period, if any, would be allocated among the Series A Preferred Units and the Series B Preferred Units in a manner designed to provide their proportionate liquidation preferences.

        Generally, holders of Series B Preferred Units will have a capital account equal to the liquidation preference of each Series B Preferred Unit, or $1,000, without regard to the price paid for such units, but will have an initial tax basis with respect to the Series B Preferred Units equal to the price paid for such units. To the extent the purchase price paid for a Series B Preferred Unit exceeds the liquidation preference of such unit, we will have income that will be allocated to our common unitholders in accordance with their percentage interest.

Treatment of Securities Loans

        A unitholder whose units are the subject of a securities loan (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes guaranteed payments, a unitholder's allocable share of our income, and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each holder of Series B Preferred Units will be required to include in its tax return its income from our guaranteed payments for each taxable year ending within or with its taxable year. A holder of Series B Preferred Units that has a taxable year ending on a date other than December 31 and that disposes of all its units following the close of our taxable year but before the close of its taxable year will be required to include in income for its taxable year its income from more than one year of guaranteed payments.

Disposition of Units

Recognition of Gain or Loss

        A holder of Series B Preferred Units will be required to recognize gain or loss on a sale of such units equal to the difference between the holder's amount realized and tax basis in the units sold. A holder's amount realized generally will equal the sum of the cash and the fair market value of other property it receives for the unit. Gain or loss recognized by a holder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests (presumably including both common units and Series B Preferred Units). Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling partner who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a partner will be unable to select high or low basis units to sell as would be the case with corporate stock, but, according to the Treasury Regulations, it may designate specific units sold for purposes of determining the holding period of the units transferred. A partner electing to use the actual holding period of units transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A partner considering the purchase of additional units or a sale of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position.

Recognition of Gain or Loss on Redemption

        The receipt by a unitholder of amounts in redemption of their Series B Preferred Units generally will result in the recognition of taxable gain to the unitholder for federal income tax purposes only if and to the extent the amount of redemption proceeds received exceeds their tax basis in all the units (including common units and Series B Preferred Units) held by them immediately before the redemption. Any such redemption of Series B Preferred Units would result in the recognition of taxable loss to the holder for federal income tax purposes only if the holder does not hold any other units (including common units and Series B Preferred Units) immediately after the redemption and the unitholder's tax basis in the redeemed Series B Preferred Units exceeds the amounts received by the unitholder in redemption thereof. Any taxable gain or loss recognized under the foregoing rules would be treated in the same manner as taxable gain or loss recognized on a sale of Series B Preferred Units as described above in "Disposition of Units—Recognition of Gain or Loss on Sale."

Allocations between Transferors and Transferees

        Holders of Series B Preferred Units owning Series B Preferred Units as of the close of the business on the first Business Day of the month of the applicable Distribution Payment Date (the "Record Date") will generally be entitled to receive the distribution of the guaranteed payment payable with respect to their units for the applicable semi-annual or quarterly period on the next Distribution Payment Date. Purchasers of Series B Preferred Units after the Record Date will therefore not be entitled to a cash distribution on their Series B Preferred Units until the next Distribution Payment Date.

Notification Requirements

        A unitholder who sells or exchanges any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Constructive Termination

        We will be considered to have technically terminated our partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same unit are counted only once. A technical termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder's taxable income for the year of termination.

        A technical termination occurring on a date other than December 31 would require that we file two tax returns for one fiscal year, thereby increasing our administration and tax preparation costs. However, pursuant to an IRS relief procedure the IRS may allow a technically terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a technical termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation and thus may increase the taxable income allocable to our unitholders. A technical termination could also result in penalties if we were unable to determine that the technical termination had occurred. Moreover, a technical termination may either accelerate the application of, or subject us to, any tax legislation enacted before the technical termination that would not otherwise have been applied to us as a continuing partnership as opposed to a terminating partnership.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans and other tax-exempt organizations as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, "Non-U.S. Holders") raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Prospective holders that are tax-exempt entities or Non-U.S. Holders should consult their tax advisors before investing in our units. Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income, or UBTI. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt holder.

        We will treat distributions on the Series B Preferred Units as guaranteed payments for the use of capital. The treatment of guaranteed payments for the use of capital to tax exempt investors is not certain because there is no direct controlling authority on such treatment. Such payments may be treated as UBTI for federal income tax purposes and Vinson & Elkins L.L.P. is unable to opine with respect to whether such payments constitute UBTI for federal income tax purposes. If you are a tax-exempt entity, you should consult your tax advisor with respect to the consequences of owning our Series B Preferred Units.

        Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends and guaranteed payments), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, it is probable that Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of any applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction (in the case of holders of common units) or their share of income from guaranteed payments (in the case of holders of Series B Preferred Units) and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

        In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation's "U.S. net equity" to the extent reflected in the corporation's earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A Non-U.S. Unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Under a ruling published by the IRS interpreting the scope of "effectively connected income," gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be "effectively connected" with a U.S. trade or business. Although one court that recently reviewed the IRS position rejected it as unpersuasive, part or all of a Non-U.S. Unitholder's gain from the sale or other disposition of units may be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us.

        Moreover, under the Foreign Investment in Real Property Tax Act, as long as our partnership units continue to be regularly traded on an established securities market, a Non-U.S. Unitholder generally will only be subject to federal income tax upon the sale or disposition of a unit if at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Unitholder's holding period for the unit (i) such Non-U.S. Unitholder owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units and (ii) 50% or more of the fair market value of our real property interests and other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate, including land, improvements, and associated personal property, and interests in certain entities holding U.S. real estate). If our units were not considered to be regularly traded on an established securities market, such Non-U.S. Unitholder (regardless of the percentage of units owned) would be subject to federal income tax on a taxable disposition of our units, and a 15% withholding tax would apply to the gross proceeds from such disposition (as described in the preceding paragraph). More than 50% of our assets may consist of U.S. real property interests. Therefore, each Non-U.S. Unitholder may be subject to federal income tax on gain from the sale or disposition of its units.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each holder of Series B Preferred Units, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its preferred return for the preceding taxable year. Notwithstanding the rules described above under "—Basis of Units" requiring aggregation of partnership interests purchased in separate transactions, you may receive two Schedules K-1 if you hold common units and Series B Preferred Units due to administrative reporting limitations.

        In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and may result in an audit of the unitholder's own return. Any audit of a unitholder's return could result in adjustments unrelated to our returns.

        Publicly-traded partnerships are treated as entities separate from its owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes, and our partnership agreement designates our general partner.

        The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each unitholder with an interest in the outcome may participate in that action.

        A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner and unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which we are a member or partner, the Joint Committee of Taxation has stated that we would not be able to have our general partner and our unitholders take such audit adjustment into account. If we are unable to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our then current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the unitholders.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

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  a non-U.S. person;

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  a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

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    a tax-exempt entity;

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  the amount and description of units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on Series B Preferred Units such broker or financial institution acquires, holds or transfers for its own account. A penalty of $260 per failure, up to a maximum of $3,218,500 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

        Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local and Other Tax Consequences

        In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider its potential impact on its investment in us.

        A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction's filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

        It is the responsibility of each holder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of an investment in us. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local or non-U.S. tax consequences of an investment in us. We strongly recommend that each prospective holder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each holder to file all state, local and non-U.S., as well as federal tax returns that may be required of it. We have not received an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

UNDERWRITING

        We are offering the securities described in this prospectus through a number of underwriters. J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, are acting as joint book-running managers of the offering and as representatives of the underwriters. Subject to the terms and conditions of the underwriting agreement dated the date of this prospectus supplement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus, the number of Series B Preferred Units listed next to its name in the following table:

Underwriter	Number of Series B Preferred Units
J.P. Morgan Securities LLC	160,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated.	160,000
Morgan Stanley & Co. LLC	160,000
Wells Fargo Securities, LLC	160,000
BBVA Securities Inc.	16,000
BNP Paribas Securities Corp..	16,000
DNB Markets, Inc.	16,000
Mizuho Securities USA Inc.	16,000
MUFG Securities Americas Inc.	16,000
Scotia Capital (USA) Inc..	16,000
SMBC Nikko Securities America, Inc.	16,000
SunTrust Robinson Humphrey, Inc.	16,000
BB&T Capital Markets, a division of BB&T Securities, LLC	8,000
BMO Capital Markets Corp...	8,000
Deutsche Bank Securities Inc.	8,000
U.S. Bancorp Investments, Inc.	8,000

Total	800,000

        The underwriters are committed to purchase all the Series B Preferred Units offered by us if they purchase any Series B Preferred Units. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the Series B Preferred Units directly to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of $7.50 per Series B Preferred Unit. After the initial offering of the Series B Preferred Units to the public, the offering price and other selling terms may be changed by the underwriters.

        The underwriting fee is equal to the public offering price per Series B Preferred Unit less the amount paid by the underwriters to us per Series B Preferred Unit. The underwriting fee is $12.50 per

Series B Preferred Unit. The following table shows the per Series B Preferred Unit and total underwriting discounts to be paid to the underwriters.

	Per Series B Preferred Unit	Total
Public Offering Price	$1,000.00	$800,000,000
Underwriting Discount	$12.50	$10,000,000
Proceeds to Plains All American Pipeline, L.P. (before expenses)	$987.50	$790,000,000

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, will be approximately $2.2 million.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of Series B Preferred Units to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We have agreed that, for a period commencing on the date of this prospectus and ending on the closing of this offering, and subject to certain exceptions, we will not, without the prior written consent of J.P. Morgan Securities LLC, (i) directly or indirectly issue, offer for sale, sell, pledge or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) any Series B Preferred Units or securities convertible into or exchangeable for Series B Preferred Units, or in either case, any securities that are substantially similar to the Series B Preferred Units (other than the Series B Preferred Units to be sold pursuant to the offering), or sell or grant options, rights or warrants with respect to any Series B Preferred Units or securities convertible into or exchangeable for Series B Preferred Units, or in either case, any securities that are substantially similar to the Series B Preferred Units or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Series B Preferred Units, whether any such swap, agreement or transaction is to be settled by delivery of Series B Preferred Units, in cash or otherwise.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling Series B Preferred Units in the open market for the purpose of preventing or retarding a decline in the market price of the Series B Preferred Units while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of Series B Preferred Units than they are required to purchase in this offering, and purchasing Series B Preferred Units on the open market to cover positions created by short sales.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the Series B Preferred Units, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase Series B Preferred Units in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those Series B Preferred Units as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the Series B Preferred Units or preventing or retarding a decline in the market price of the Series B Preferred

Units, and, as a result, the price of the Series B Preferred Units may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

        Affiliates of certain underwriters are lenders under our credit facilities or dealers under our commercial paper program and may hold commercial paper notes thereunder. To the extent we use proceeds from this offering to repay indebtedness under our credit facilities or commercial paper program, such affiliates may receive proceeds from this offering.

        Each of the underwriters and their affiliates have performed or may in the future perform investment and commercial banking and advisory services for us and our affiliates or engage in transactions with us and our affiliates, from time to time, in the ordinary course of their business for which they have received or will receive customary payments, fees and expenses.

        In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If the underwriters or their affiliates have lending relationships with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge their credit exposure to us consistent with their customary risk management policies. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Notice to Investors

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the Series B Preferred Units may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the Series B Preferred Units without disclosure to investors under Chapter 6D of the Corporations Act.

        The Series B Preferred Units applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring Series B Preferred Units must observe such Australian on-sale restrictions.

        This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Hong Kong

        The Series B Preferred Units have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to "professional investors" as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a "prospectus" as defined in the Companies Ordinance (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Series B Preferred Units has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Series B Preferred Units which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

        The Series B Preferred Units have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, "Japanese Person" shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  •
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  •
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

  i.
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  ii.
  where no consideration is or will be given for the transfer;

  iii.
  where the transfer is by operation of law;

  iv.
  as specified in Section 276(7) of the SFA; or

  v.
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

 LEGAL MATTERS

        The validity of the Series B Preferred Units being offered in this prospectus supplement will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Certain legal matters will be passed upon for the underwriters by Baker Botts L.L.P., Houston, Texas.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus Supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are "incorporating by reference" into this prospectus supplement information we file with the Securities and Exchange Commission (the "SEC"). This procedure means that we can disclose important information to you by referring you to documents filed with the SEC. The information we incorporate by reference is part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished and not filed pursuant to any Current Report on Form 8-K) until the offering and sale of the Series B Preferred Units contemplated by this prospectus supplement are complete:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017; and

  •
  Current Reports on Form 8-K filed on January 25, 2017, February 14, 2017, February 21, 2017, March 1, 2017, July 6, 2017 and August 17, 2017.

        You may request a copy of these filings (other than any exhibits unless specifically incorporated by reference into this prospectus supplement and the accompanying base prospectus) at no cost by making written or telephone requests for copies to:

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100

        Additionally, you may read and copy any materials that we have filed with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding us. The SEC's website address is www.sec.gov.

PROSPECTUS

PLAINS ALL AMERICAN PIPELINE, L.P.
PAA FINANCE CORP.

Common Units
Preferred Units
Debt Securities

        We may offer and sell the common units representing limited partner interests of Plains All American Pipeline, L.P., preferred units representing limited partner interests in Plains All American Pipeline, L.P. and debt securities described in this prospectus from time to time in one or more classes or series and in amounts, at prices and on terms to be determined by market conditions at the time of our offerings. PAA Finance Corp. may act as co-issuer of the debt securities.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes the general terms of these common units, preferred units and debt securities and the general manner in which we will offer the common units, preferred units and debt securities. The specific terms of any common units, preferred units or debt securities we offer will be included in a supplement to this prospectus. The prospectus supplement will also describe the specific manner in which we will offer the common units, preferred units or debt securities.

        Investing in our common units, preferred units and debt securities involves risks. Limited partnerships are inherently different from corporations. You should carefully consider the risk factors described under "Risk Factors" beginning on page 3 of this prospectus before you make an investment in our securities.

        Our common units are traded on the New York Stock Exchange under the symbol "PAA." We will provide information in the prospectus supplement for the trading market, if any, for any preferred units or debt securities we may offer.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 2, 2017.

        In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

        This prospectus and any prospectus supplement are not an offer to sell, or a solicitation of an offer to buy securities in any jurisdiction where the offer or sale of such securities is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document, regardless of the time of delivery of this prospectus or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

 ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we and PAA Finance Corp. have filed with the Securities and Exchange Commission (the "SEC") using a "shelf" registration process. Under this shelf registration process, we may, over time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus generally describes Plains All American Pipeline, L.P. and the securities. Each time we sell securities with this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in such prospectus supplement. Before you invest in our securities, you should carefully read both this prospectus and any prospectus supplement, together with additional information described under the heading "Where You Can Find More Information," and any additional information you may need to make your investment decision.

i

WHERE YOU CAN FIND MORE INFORMATION

        We "incorporate by reference" information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus or any prospectus supplement, and the information we file later with the SEC will automatically supersede this information. You should not assume that the information in this prospectus is current as of any date other than the date on the front page of this prospectus, or that the information contained in any document incorporated by reference is accurate as of any date other than the date of such document.

        We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (excluding any information furnished pursuant to Item 2.02 or 7.01 of any Current Report on Form 8-K) until all offerings under this registration statement are completed:

  •
  Annual Report on Form 10-K for the fiscal year ended December 31, 2016;

  •
  Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2017 and June 30, 2017;

  •
  Current Reports on Form 8-K filed on January 25, 2017, February 14, 2017, February 21, 2017, March 1, 2017, July 6, 2017 and August 17, 2017; and

  •
  the description of our common units contained in our Form 8-A/A dated November 16, 2016 and any subsequent amendment thereto filed for the purpose of updating such description.

        You may request a copy of any document incorporated by reference in this prospectus and any exhibit specifically incorporated by reference in those documents, at no cost, by writing or telephoning us at the following address or phone number:

Plains All American Pipeline, L.P.
333 Clay Street, Suite 1600
Houston, Texas 77002
Attention: Corporate Secretary
Telephone: (713) 646-4100

        Additionally, you may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on its Public Reference Room. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC's website www.sec.gov.

        We also make available free of charge on our website at ir.paalp.com our Annual Reports on Form 10-K, our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K, and any amendments to those reports, as soon as reasonably practicable after we electronically file such material with the SEC. Information contained on our website is not incorporated by reference into this prospectus and you should not consider information contained on our website as part of this prospectus.

FORWARD-LOOKING STATEMENTS

        All statements included or incorporated by reference in this prospectus or the accompanying prospectus supplement, other than statements of historical fact, are forward-looking statements, including but not limited to statements incorporating the words "anticipate," "believe," "estimate," "expect," "plan," "intend" and "forecast," as well as similar expressions and statements regarding our business strategy, plans and objectives for future operations. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. Any such forward-looking statements reflect our current views with respect to future events, based on what we believe to be reasonable assumptions. Certain factors could cause actual results or outcomes to differ materially from the results or outcomes anticipated in the forward-looking statements. The most important of these factors include, but are not limited to:

  •
  declines in the volume of crude oil and natural gas liquids ("NGL") shipped, processed, purchased, stored, fractionated and/or gathered at or through the use of our assets, whether due to declines in production from existing oil and gas reserves, reduced demand, failure to develop or slowdown in the development of additional oil and gas reserves, whether from reduced cash flow to fund drilling or the inability to access capital, or other factors;

  •
  the effects of competition;

  •
  market distortions caused by producer over-commitments to new or recently constructed infrastructure projects, which impacts volumes, margins, returns and overall earnings;

  •
  unanticipated changes in crude oil and NGL market structure, grade differentials and volatility (or lack thereof);

  •
  maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties;

  •
  environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves;

  •
  fluctuations in refinery capacity in areas supplied by our mainlines and other factors affecting demand for various grades of crude oil, refined products and natural gas and resulting changes in pricing conditions or transportation throughput requirements;

  •
  the occurrence of a natural disaster, catastrophe, terrorist attack (including eco-terrorist attacks) or other event, including attacks on our electronic and computer systems;

  •
  failure to implement or capitalize, or delays in implementing or capitalizing, on expansion projects, whether due to permitting delays, permitting withdrawals or other factors;

  •
  tightened capital markets or other factors that increase our cost of capital or limit our ability to obtain debt or equity financing on satisfactory terms to fund additional acquisitions, expansion projects, working capital requirements and the repayment or refinancing of indebtedness;

  •
  the successful integration and future performance of acquired assets or businesses and the risks associated with operating in lines of business that are distinct and separate from our historical operations;

  •
  the failure to consummate, or significant delay in consummating, sales of assets or interests as a part of our strategic divestiture program;

  •
  the currency exchange rate of the Canadian dollar;

  •
  continued creditworthiness of, and performance by, our counterparties, including financial institutions and trading companies with which we do business;

  •
  inability to recognize current revenue attributable to deficiency payments received from customers who fail to ship or move more than minimum contracted volumes until the related credits expire or are used;

  •
  non-utilization of our assets and facilities;

  •
  increased costs, or lack of availability, of insurance;

  •
  weather interference with business operations or project construction, including the impact of extreme weather events or conditions;

  •
  the availability of, and our ability to consummate, acquisition or combination opportunities;

  •
  the effectiveness of our risk management activities;

  •
  shortages or cost increases of supplies, materials or labor;

  •
  the impact of current and future laws, rulings, governmental regulations, accounting standards and statements, and related interpretations;

  •
  fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our long-term incentive plans;

  •
  risks related to the development and operation of our assets, including our ability to satisfy our contractual obligations to our customers;

  •
  factors affecting demand for natural gas and natural gas storage services and rates;

  •
  general economic, market or business conditions and the amplification of other risks caused by volatile financial markets, capital constraints and pervasive liquidity concerns; and

  •
  other factors and uncertainties inherent in the transportation, storage, terminalling and marketing of crude oil and refined products, as well as in the storage of natural gas and the processing, transportation, fractionation, storage and marketing of natural gas liquids.

        Other factors described herein or incorporated by reference, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. Please read "Risk Factors" beginning on page 3 of this prospectus and discussed in Item 1A. of our Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-14569), which is incorporated into this prospectus by reference. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

ABOUT PLAINS ALL AMERICAN PIPELINE, L.P.

Overview

        We are a Delaware limited partnership formed in 1998. Our operations are conducted directly and indirectly through our primary operating subsidiaries. We own and operate midstream energy infrastructure and provide logistics services for crude oil, NGL, natural gas and refined products.

        We own an extensive network of pipeline transportation, terminalling, storage, and gathering assets in key crude oil and NGL producing basins and transportation corridors and at major market hubs in the United States and Canada. Our business activities are conducted through three operating segments: Transportation, Facilities and Supply and Logistics.

        PAA Finance Corp. was incorporated under the laws of the State of Delaware in 2004, is wholly owned by Plains All American Pipeline, L.P., and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto.

        For purposes of this prospectus, unless the context clearly indicates otherwise, "Partnership," "Plains," "PAA," "we," "us," "our," "ours" and similar terms refer to Plains All American Pipeline, L.P. and its subsidiaries. References to our "general partner," as the context requires, include any or all of PAA GP Holdings LLC ("PAGP GP"), Plains GP Holdings, L.P. ("PAGP"), PAA GP LLC ("PAA GP"), Plains AAP, L.P. ("AAP") and Plains All American GP LLC ("GP LLC").

Ongoing Acquisition and Investment Activities

        Consistent with our business strategy, we are continuously engaged in the evaluation of potential acquisitions, joint ventures and capital projects. As a part of these efforts, we often engage in discussions with potential sellers or other parties regarding the possible purchase of or investment in assets and operations that are strategic and complementary to our existing operations. In addition, we have in the past evaluated and pursued, and intend in the future to evaluate and pursue, the acquisition of or investment in other energy-related assets that have characteristics and opportunities similar to our existing business lines and enable us to leverage our assets, knowledge and skill sets. Such efforts may involve participation by us in processes that have been made public and involve a number of potential buyers or investors, commonly referred to as "auction" processes, as well as situations in which we believe we are the only party or one of a limited number of parties who are in negotiations with the potential seller or other party. These acquisition and investment efforts often involve assets which, if acquired or constructed, could have a material effect on our financial condition and results of operations.

        From time to time, we may also (i) sell assets that we regard as non-core or that we believe might be a better fit with the business or assets of a third-party buyer or (ii) sell partial interests in assets to strategic joint venture partners, in each case to optimize our asset portfolio and strengthen our balance sheet and leverage metrics. With respect to a potential divestiture, we may conduct an auction process or may negotiate a transaction with one or a limited number of potential buyers.

        We typically do not announce a transaction until after we have executed a definitive agreement. However, in certain cases in order to protect our business interests or for other reasons, we may defer public announcement of a transaction until closing or a later date. Past experience has demonstrated that discussions and negotiations regarding a potential transaction can advance or terminate in a short period of time. Moreover, the closing of any transaction for which we have entered into a definitive agreement may be subject to customary and other closing conditions, which may not ultimately be satisfied or waived. Accordingly, we can give no assurance that our current or future acquisition or investment efforts will be successful or that our strategic asset divestitures will be completed. Although we expect the acquisitions and investments we make to be accretive in the long term, we can provide no assurance that our expectations will ultimately be realized.

Principal Executive Offices and Internet Address

        Our principal executive offices are located at 333 Clay Street, Suite 1600, Houston, Texas 77002 and our telephone number is (713) 646-4100. We maintain a website at www.plainsallamerican.com that provides information about our business and operations. We make our periodic and current reports and other information filed with or furnished to the SEC available, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information contained on or available through our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.

Additional Information

        For additional information about us please refer to the documents set forth under "Where You Can Find More Information" in this prospectus, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, which is incorporated by reference herein.

 RISK FACTORS

        An investment in our securities involves a high degree of risk. Before you invest in our securities, you should carefully consider the risk factors included in Item 1A. "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2016 (File No. 001-14569), which is incorporated into this prospectus by reference, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of these risks were to occur, our business, financial condition or results of operations could be materially adversely affected. In such case, the market value of our common units, preferred units or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

 USE OF PROCEEDS

        Unless otherwise indicated to the contrary in an accompanying prospectus supplement, we will use the net proceeds from the sale of securities covered by this prospectus for general partnership purposes, which may include, among other things, repayment of indebtedness, acquisitions, capital expenditures and additions to working capital.

        Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in a prospectus supplement.

 RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED UNIT DISTRIBUTIONS

        The following table sets forth our ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred unit distributions for the periods indicated on a consolidated historical basis. For purposes of computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred unit distributions, "earnings" consist of pre-tax income from continuing operations before income from equity investees plus fixed charges (excluding capitalized interest), distributed income of equity investees and amortization of capitalized interest. "Fixed charges" represent interest incurred (whether expensed or capitalized), amortization of debt expense (including discounts and premiums relating to indebtedness) and the portion of rental expense on operating leases deemed to be the equivalent of interest.

	Six Months Ended June 30,	Year Ended December 31,
	2017	2016	2015	2014	2013	2012
Ratio of Earnings to Fixed Charges	3.35x	2.25x	2.80x	4.30x	4.41x	4.03x
Ratio of Earnings to Combined Fixed Charges and Preferred Unit Distributions(1)(2)	2.72x	1.86x	—	—	—	—

(1)
Because no preferred units were outstanding for any of the years ended December 31, 2015, 2014, 2013 and 2012, no historical ratio of earnings to combined fixed charges and preferred unit distributions are presented for those years.

(2)
The distribution requirement of our Series A Preferred Units was paid in additional Series A Preferred Units for the year ended December 31, 2016 and the six months ended June 30, 2017.

DESCRIPTION OF OUR DEBT SECURITIES

General

        The debt securities will be:

  •
  our direct general obligations;

  •
  either senior debt securities or subordinated debt securities; and

  •
  issued under separate indentures (which may be existing indentures) among Plains All American Pipeline, PAA Finance and U.S. Bank National Association, as successor Trustee.

        Plains All American Pipeline may issue debt securities in one or more series, and PAA Finance may be a co-issuer of one or more series of debt securities. PAA Finance was incorporated under the laws of the State of Delaware in May 2004, is wholly-owned by Plains All American Pipeline, and has no material assets or any liabilities other than as a co-issuer of debt securities. Its activities are limited to co-issuing debt securities and engaging in other activities incidental thereto. When used in this section "Description of the Debt Securities," the terms "we," "us," "our" and "issuers" refer jointly to Plains All American Pipeline and PAA Finance, and the terms "Plains All American Pipeline" and "PAA Finance" refer strictly to Plains All American Pipeline, L.P. and PAA Finance Corp., respectively.

        If we offer senior debt securities, we will issue them under a senior indenture. If we issue subordinated debt securities, we will issue them under a subordinated indenture. A form of each indenture is filed as an exhibit to the latest registration statement of which this prospectus is a part. We have not restated either indenture in its entirety in this description. You should read the relevant indenture because it, and not this description, controls your rights as holders of the debt securities. Capitalized terms used in this summary have the meanings specified in the indentures.

Specific Terms of Each Series of Debt Securities in the Prospectus Supplement

        A prospectus supplement and a supplemental indenture or authorizing resolutions relating to any series of debt securities being offered will include specific terms relating to the offering. These terms will include some or all of the following:

  •
  whether PAA Finance will be a co-issuer of the debt securities;

  •
  whether the debt securities are senior or subordinated debt securities;

  •
  the title of the debt securities;

  •
  the total principal amount of the debt securities;

  •
  the assets, if any, that are pledged as security for the payment of the debt securities;

  •
  whether we will issue the debt securities in individual certificates to each holder in registered form, or in the form of temporary or permanent global securities held by a depository on behalf of holders;

  •
  the prices at which we will issue the debt securities;

  •
  the portion of the principal amount that will be payable if the maturity of the debt securities is accelerated;

  •
  the currency or currency unit in which the debt securities will be payable, if not U.S. dollars;

  •
  the dates on which the principal of the debt securities will be payable;

  •
  the interest rate that the debt securities will bear and the interest payment dates for the debt securities;

  •
  any conversion or exchange provisions;

  •
  any optional redemption provisions;

  •
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

  •
  any changes to or additional events of default or covenants; and

  •
  any other terms of the debt securities.

        We may offer and sell debt securities, including original issue discount debt securities, at a substantial discount below their principal amount. The prospectus supplement will describe special U.S. federal income tax and any other considerations applicable to those securities. In addition, the prospectus supplement may describe certain special U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency other than U.S. dollars.

Possible Future Guarantees

        We contemplate that none of the subsidiaries of Plains All American Pipeline will guarantee the debt securities of any series. If at any time after the issuance of the debt securities of any series, however, a subsidiary of Plains All American Pipeline guarantees any of our debt, we will cause such subsidiary to guarantee that series in accordance with the applicable indenture by simultaneously executing and delivering a supplemental indenture.

        Any guarantors of a series of debt securities would unconditionally guarantee to each holder and the Trustee, on a joint and several basis, the full and prompt payment of principal of, premium, if any, and interest on the debt securities of that series when and as the same became due and payable, whether at maturity, upon redemption or repurchase, by declaration of acceleration or otherwise. If a series of debt securities is guaranteed, the related prospectus supplement will identify all of the guarantor subsidiaries. Also, such prospectus supplement will describe any limitation on the maximum amount of any particular guarantee and the conditions under which guarantees may be released.

        Any guarantees would be general obligations of the guarantors. Guarantees of subordinated debt securities would be subordinated to the Senior Indebtedness of the guarantors on the same basis as the subordinated debt securities are subordinated to the Senior Indebtedness of Plains All American Pipeline.

Consolidation, Merger or Asset Sale

        Each indenture will, in general, allow us to consolidate or merge with or into another domestic entity. It will also allow each issuer to sell, lease, transfer or otherwise dispose of all or substantially all of its assets to another domestic entity. If this happens, the remaining or acquiring entity must assume all of the issuer's responsibilities and liabilities under the indenture including the payment of all amounts due on the debt securities and performance of the issuer's covenants in the indenture.

        However, each indenture will impose certain requirements with respect to any consolidation or merger with or into an entity, or any sale, lease, transfer or other disposition of all or substantially all of an issuer's assets, including:

  •
  the remaining or acquiring entity must be organized under the laws of the United States, any state or the District of Columbia; provided that PAA Finance may not merge, amalgamate or consolidate with or into another entity other than a corporation satisfying such requirement for so long as Plains All American Pipeline is not a corporation;

  •
  the remaining or acquiring entity must assume the issuer's obligations under the indenture; and

  •
  immediately after giving effect to the transaction, no Default or Event of Default (as defined under "—Events of Default and Remedies" below) may exist.

        The remaining or acquiring entity will be substituted for the issuer in the indenture with the same effect as if it had been an original party to the indenture, and the issuer will be relieved from any further obligations under the indenture.

No Protection in the Event of a Change of Control

        Unless otherwise set forth in the prospectus supplement, the debt securities will not contain any provisions that protect the holders of the debt securities in the event of a change of control of us or in the event of a highly leveraged transaction, whether or not such transaction results in a change of control of us.

Modification of Indentures

        We may supplement or amend an indenture if the holders of a majority in aggregate principal amount of the outstanding debt securities of all series issued under the indenture affected by the supplement or amendment consent to it. Further, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may waive past defaults under the indenture and compliance by us with our covenants with respect to the debt securities of that series only. Those holders may not, however, waive any default in any payment on any debt security of that series or compliance with a provision that cannot be supplemented or amended without the consent of each holder affected. Without the consent of each outstanding debt security affected, no modification of the indenture or waiver may:

  •
  reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

  •
  reduce the principal of or change the fixed maturity of any debt security;

  •
  reduce or waive the premium payable upon redemption or alter or waive the provisions with respect to the redemption of the debt securities (except as may be permitted in the case of a particular series of debt securities);

  •
  reduce the rate of or change the time for payment of interest on any debt security;

  •
  waive a Default or an Event of Default in the payment of principal of or premium, if any, or interest on the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the debt securities and a waiver of the payment default that resulted from such acceleration);

  •
  except as otherwise permitted under the indenture, release any security that may have been granted with respect to the debt securities;

  •
  make any debt security payable in currency other than that stated in the debt securities;

  •
  in the case of any subordinated debt security, make any change in the subordination provisions that adversely affects the rights of any holder under those provisions;

  •
  make any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of debt securities to receive payments of principal of or premium, if any, or interest on the debt securities;

  •
  waive a redemption payment with respect to any debt security (except as may be permitted in the case of a particular series of debt securities);

  •
  except as otherwise permitted in the indenture, release any guarantor from its obligations under its guarantee or the indenture or change any guarantee in any manner that would adversely affect the rights of holders; or

  •
  make any change in the preceding amendment, supplement and waiver provisions (except to increase any percentage set forth therein).

        We may supplement or amend an indenture without the consent of any holders of the debt securities in certain circumstances, including:

  •
  to establish the form of terms of any series of debt securities;

  •
  to cure any ambiguity, defect or inconsistency;

  •
  to provide for uncertificated notes in addition to or in place of certificated notes;

  •
  to provide for the assumption of an issuer's obligations to holders of debt securities in the case of a merger or consolidation or disposition of all or substantially all of such issuer's assets;

  •
  in the case of any subordinated debt security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any holder of Senior Indebtedness of Plains All American Pipeline;

  •
  to add or release any guarantors pursuant to the terms of the indenture;

  •
  to make any changes that would provide any additional rights or benefits to the holders of debt securities or that do not, taken as a whole, adversely affect the rights under the indenture of any holder of debt securities;

  •
  to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

  •
  to evidence or provide for the acceptance of appointment under the indenture of a successor Trustee;

  •
  to add any additional Events of Default; or

  •
  to secure the debt securities and/or any guarantees.

Events of Default and Remedies

        "Event of Default," when used in an indenture, will mean any of the following with respect to the debt securities of any series:

  •
  failure to pay when due the principal of or any premium on any debt security of that series;

  •
  failure to pay, within 60 days of the due date, interest on any debt security of that series;

  •
  failure to pay when due any sinking fund payment with respect to any debt securities of that series;

  •
  failure on the part of the issuers to comply with the covenant described under "—Consolidation, Merger or Asset Sale;"

  •
  failure to perform any other covenant in the indenture that continues for 30 days after written notice is given to the issuers;

  •
  certain events of bankruptcy, insolvency or reorganization of an issuer; or

  •
  any other Event of Default provided under the terms of the debt securities of that series.

        An Event of Default for a particular series of debt securities will not necessarily constitute an Event of Default for any other series of debt securities issued under an indenture. The Trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, premium, if any, or interest) if it considers such withholding of notice to be in the best interests of the holders.

        If an Event of Default for any series of debt securities occurs and continues, the Trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of, and accrued interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in the aggregate principal amount of the debt securities of that series can rescind the declaration.

        Other than its duties in case of a default, a Trustee is not obligated to exercise any of its rights or powers under either indenture at the request, order or direction of any holders, unless the holders offer the Trustee reasonable security or indemnity. If they provide this reasonable security or indemnification, the holders of a majority in aggregate principal amount of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the Trustee, or exercising any power conferred upon the Trustee, for that series of debt securities.

No Limit on Amount of Debt Securities

        Neither indenture will limit the amount of debt securities that we may issue, unless we indicate otherwise in a prospectus supplement. Each indenture will allow us to issue debt securities of any series up to the aggregate principal amount that we authorize.

Registration of Notes

        We will issue debt securities of a series only in registered form, without coupons, unless otherwise indicated in the prospectus supplement.

Minimum Denominations

        Unless the prospectus supplement states otherwise, the debt securities will be issued only in principal amounts of $1,000 each or integral multiples of $1,000.

No Personal Liability

        None of the past, present or future partners, incorporators, managers, members, directors, officers, employees, unitholders or stockholders of either issuer, the general partner of Plains All American Pipeline or any guarantor will have any liability for the obligations of the issuers or any guarantors under either indenture or the debt securities or for any claim based on such obligations or their creation. Each holder of debt securities by accepting a debt security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the debt securities. The waiver may not be effective under federal securities laws, however, and it is the view of the SEC that such a waiver is against public policy.

Payment and Transfer

        The Trustee will initially act as paying agent and registrar under each indenture. The issuers may change the paying agent or registrar without prior notice to the holders of debt securities, and the issuers or any of their subsidiaries may act as paying agent or registrar.

        If a holder of debt securities has given wire transfer instructions to the issuers, the issuers will make all payments on the debt securities in accordance with those instructions. All other payments on the debt securities will be made at the corporate trust office of the Trustee, unless the issuers elect to make interest payments by check mailed to the holders at their addresses set forth in the debt security register.

        The Trustee and any paying agent will repay to us upon request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment as general creditors.

Exchange, Registration and Transfer

        Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for exchange or registration of transfer at the office of the registrar. The registrar will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

        We will not be required to:

  •
  issue, register the transfer of, or exchange debt securities of a series either during a period beginning 15 business days prior to the selection of debt securities of that series for redemption and ending on the close of business on the day of mailing of the relevant notice of redemption or repurchase, or between a record date and the next succeeding interest payment date; or

  •
  register the transfer of or exchange any debt security called for redemption or repurchase, except the unredeemed portion of any debt security we are redeeming or repurchasing in part.

Provisions Relating only to the Senior Debt Securities

        The senior debt securities will rank equally in right of payment with all of our other senior and unsubordinated debt. The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral for that debt. We will disclose the amount of our secured debt in the prospectus supplement.

Provisions Relating only to the Subordinated Debt Securities

Subordinated Debt Securities Subordinated to Senior Indebtedness

        The subordinated debt securities will rank junior in right of payment to all of the Senior Indebtedness of Plains All American Pipeline. "Senior Indebtedness" will be defined in a supplemental indenture or authorizing resolutions respecting any issuance of a series of subordinated debt securities, and the definition will be set forth in the prospectus supplement.

Payment Blockages

        The subordinated indenture will provide that no payment of principal, interest and any premium on the subordinated debt securities may be made in the event:

  •
  we or our property is involved in any voluntary or involuntary liquidation or bankruptcy;

  •
  we fail to pay the principal, interest, any premium or any other amounts on any Senior Indebtedness of Plains All American Pipeline within any applicable grace period or the maturity of such Senior Indebtedness is accelerated following any other default, subject to certain limited exceptions set forth in the subordinated indenture; or

  •
  any other default on any Senior Indebtedness of Plains All American Pipeline occurs that permits immediate acceleration of its maturity, in which case a payment blockage on the subordinated debt securities will be imposed for a maximum of 179 days at any one time.

No Limitation on Amount of Senior Debt

        The subordinated indenture will not limit the amount of Senior Indebtedness that Plains All American Pipeline may incur, unless otherwise indicated in the prospectus supplement.

Book Entry, Delivery and Form

        The debt securities of a particular series may be issued in whole or in part in the form of one or more global certificates that will be deposited with the Trustee as custodian for The Depository Trust Company, New York, New York ("DTC"). This means that we will not issue certificates to each holder. Instead, one or more global debt securities will be issued to DTC, who will keep a computerized record of its participants (for example, your broker) whose clients have purchased the debt securities. The participant will then keep a record of its clients who purchased the debt securities. Unless it is exchanged in whole or in part for a certificated debt security, a global debt security may not be transferred, except that DTC, its nominees and their successors may transfer a global debt security as a whole to one another.

        Beneficial interests in global debt securities will be shown on, and transfers of global debt securities will be made only through, records maintained by DTC and its participants.

        DTC has provided us the following information: DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the United States Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also records the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for Direct Participants' accounts. This eliminates the need to exchange certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.

        DTC's book-entry system is also used by other organizations such as securities brokers and dealers, banks and trust companies that work through a Direct Participant. The rules that apply to DTC and its participants are on file with the SEC.

        DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., The American Stock Exchange, Inc. and the Financial Industry Regulatory Authority ("FINRA").

        We will wire all payments on the global debt securities to DTC's nominee. We and the Trustee will treat DTC's nominee as the owner of the global debt securities for all purposes. Accordingly, we, the Trustee and any paying agent will have no direct responsibility or liability to pay amounts due on the global debt securities to owners of beneficial interests in the global debt securities.

        It is DTC's current practice, upon receipt of any payment on the global debt securities, to credit Direct Participants' accounts on the payment date according to their respective holdings of beneficial interests in the global debt securities as shown on DTC's records. In addition, it is DTC's current practice to assign any consenting or voting rights to Direct Participants whose accounts are credited with debt securities on a record date, by using an omnibus proxy. Payments by participants to owners of beneficial interests in the global debt securities, and voting by participants, will be governed by the customary practices between the participants and owners of beneficial interests, as is the case with debt securities held for the account of customers registered in "street name." However, payments will be the responsibility of the participants and not of DTC, the Trustee or us.

        Debt securities represented by a global debt security will be exchangeable for certificated debt securities with the same terms in authorized denominations only if:

  •
  DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either event a successor depositary is not appointed by us within 90 days; or

  •
  we determine not to require all of the debt securities of a series to be represented by a global debt security.

Satisfaction and Discharge; Defeasance

        Each indenture will be discharged and will cease to be of further effect as to all outstanding debt securities of any series issued thereunder, when:

          (a)   either:

            (1)   all outstanding debt securities of that series that have been authenticated (except lost, stolen or destroyed debt securities that have been replaced or paid and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

            (2)   all outstanding debt securities of that series that have not been delivered to the Trustee for cancellation have become due and payable by reason of the giving of a notice of redemption or otherwise or will become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust cash in U.S. dollars, non-callable U.S. Government Obligations or a combination thereof, in such amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness of such debt securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the date of such deposit (in the case of debt securities that have been due and payable) or the stated maturity or redemption date;

          (b)   we have paid or caused to be paid all other sums payable by us under the indenture; and

          (c)   we have delivered an officers' certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

        The debt securities of a particular series will be subject to legal or covenant defeasance to the extent, and upon the terms and conditions, set forth in the prospectus supplement.

The Trustee

        U.S. Bank National Association is the Trustee under the senior indenture and will be the initial Trustee under the subordinated indenture. We maintain a banking relationship in the ordinary course of business with U.S. Bank National Association and some of its affiliates.

Resignation or Removal of Trustee

        If the Trustee has or acquires a conflicting interest within the meaning of the Trust Indenture Act, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the applicable indenture.

        Any resignation will require the appointment of a successor trustee under the applicable indenture in accordance with the terms and conditions of such indenture.

        The Trustee may resign or be removed by us with respect to one or more series of debt securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in aggregate principal amount of the debt securities of any series may remove the Trustee with respect to the debt securities of such series.

Limitations on Trustee if it is a Creditor

        Each indenture will limit the right of the Trustee thereunder, in the event that it becomes a creditor of an issuer or any guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise.

Certificates and Opinions to be Furnished to Trustee

        Each indenture will provide that, in addition to other certificates or opinions that may be specifically required by other provisions of the indenture, every application by us for action by the Trustee must be accompanied by a certificate of certain of our officers and an opinion of counsel (who may be our counsel) stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us.

Governing Law

        Each indenture and all of the debt securities will be governed by the laws of the State of New York.

DESCRIPTION OF OUR PREFERRED UNITS

Series A Convertible Preferred Units

        On January 28, 2016, we completed a private placement of 61,030,127 Series A Convertible Preferred Units representing limited partner interests in us (the "Series A preferred units") for a cash purchase price of $26.25 per unit (the "Issue Price"). The Series A preferred units currently rank senior to all classes or series of equity securities in us with respect to distribution rights and rights upon liquidation. The holders of the Series A preferred units will receive quarterly distributions, subject to customary anti-dilution adjustments, equal to an annual rate of 8% of the Issue Price ($2.10 per unit annualized). With respect to any quarter ending on or prior to December 31, 2017 (the "Initial Distribution Period"), we may elect to pay distributions on the Series A preferred units in additional Series A preferred units, in cash or a combination of both. With respect to any quarter ending after the Initial Distribution Period, we must pay distributions on the Series A preferred units in cash. For a period of 30 days following (a) the fifth anniversary of the issue date of the Series A preferred units and (b) each subsequent anniversary of the issue date, the holders of Series A preferred units, acting by majority vote, may make a one-time election to reset the Series A preferred unit distribution rate to equal the then applicable rate of ten-year U.S. Treasury Securities plus 5.85% (the "Distribution Rate Reset"). If the holders of Series A preferred units have exercised the Distribution Rate Reset, then, at any time following 30 days after the sixth anniversary of the issue date of the Series A preferred units, we may redeem all or any portion of the outstanding Series A preferred units in exchange for cash, common units (valued at 95% of the volume-weighted average price of our common units for the 30 trading day period ending on the fifth trading day immediately prior to the date of such redemption) or a combination of cash and common units at a redemption price equal to 110% of the Issue Price, plus any accrued and unpaid distributions.

        The holders of Series A preferred units may convert their preferred units, generally on a one-for-one basis and subject to customary anti-dilution adjustments, at any time after the second anniversary of the issuance date (or prior to a liquidation), in whole or in part, so long as any partial conversion is not for less than $100 million (calculated based on the closing price of our common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of a holder's remaining preferred units. We may convert the Series A preferred units at any time (but not more often than once per quarter) after the third anniversary of the issuance date, in whole or in part, if the closing price of our common units is greater than 150% of the Issue Price for the preceding 20 trading days, so long as any partial conversion is not for less than $500 million (calculated based on the closing trading price of common units on the trading day immediately prior to the notice of conversion) or such lesser amount, if such conversion relates to all of the then outstanding Series A preferred units. The Series A preferred units will vote on an as-converted basis with our common units and will have certain other class voting rights with respect to any amendment to our partnership agreement that would adversely affect any rights, preferences or privileges of the Series A preferred units.

Future Issuances of Preferred Units

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities on the terms and conditions established by our general partner, subject to the approval of the holders of our Series A preferred units with respect to securities that rank senior to, and in excess of a permitted amount of parity preferred securities pari passu with, the Series A preferred units with respect to distributions. As of the date of this prospectus, we had 68,329,949 Series A preferred units outstanding.

        Should we offer preferred units under this prospectus, a prospectus supplement relating to the particular series of preferred units offered will include the specific terms of those preferred units, including, among other things, the following:

  •
  the designation, stated value, and liquidation preference of the preferred units and the number of preferred units offered;

  •
  the initial public offering price at which the preferred units will be issued;

  •
  any conversion or exchange provisions of the preferred units;

  •
  any redemption or sinking fund provisions of the preferred units;

  •
  the distribution rights of the preferred units, if any;

  •
  a discussion of any additional material federal income tax considerations regarding the preferred units; and

  •
  any additional rights, preferences, privileges, limitations, and restrictions of the preferred units.

 DESCRIPTION OF OUR COMMON UNITS

        Generally, our common units represent limited partner interests that entitle the holders to participate in our cash distributions and to exercise the rights and privileges available to limited partners under our partnership agreement. For a description of the relative rights and preferences of holders of common units in and to cash distributions, see "Cash Distribution Policy."

        Our outstanding common units are listed on the NYSE under the symbol "PAA." Any additional common units we issue will also be listed on the NYSE.

        The transfer agent and registrar for our common units is American Stock Transfer & Trust Company.

Voting

        Each holder of common units is entitled to one vote for each common unit on all matters submitted to a vote of the common unitholders. However, our unitholders are limited partners and do not directly or indirectly participate in our management or operation. Unlike holders of common stock in a corporation, our unitholders have only limited voting rights on matters affecting our business or governance, including the limited director voting rights described above. In addition, our partnership agreement limits any fiduciary duties our general partner might owe to our unitholders. As our general partner, our general partner is liable for all of our debts (to the extent not paid from our assets), except for indebtedness or other obligations that are made specifically non-recourse to it. Our general partner has the sole discretion to incur indebtedness or other obligations on our behalf on a non-recourse basis to the general partner. Our general partner has in the past exercised such discretion, in most instances involving payment liability, and intends to exercise such discretion in the future.

        Our general partner manages our day-to-day operations and activities; however, PAGP effectively controls our business and affairs through the exercise of its rights as the sole and management member of GP LLC. The business and affairs of GP LLC are managed by or under the direction of the board of directors of PAGP GP, which we refer to as our "board of directors" or "board."

        As provided in the Third Amended and Restated Limited Liability Company Agreement of PAGP GP, our board of directors consists of 12 members divided into three classes (excluding those directors who are also officers of PAGP GP). The directors of the board are appointed as follows: (a) three of the members are designated to serve on the board of directors of PAGP GP by the three members of PAGP GP that currently hold board designation rights (affiliates of The Energy & Minerals Group, Kayne Anderson Investment Management Inc. and Occidental Petroleum Corporation); (b) six of the members (three of whom must be independent directors eligible to serve on the audit committee) are elected, and may be removed, by the board of directors of PAGP GP; and (c) one of the members is the Chief Executive Officer and two of the members are appointed by majority vote of the board of directors.

        Beginning in 2018, PAGP will hold an annual meeting of its shareholders for the purpose of electing PAGP GP directors with expiring terms other than the designated directors, any directors who are officers of PAGP GP and any director subject to appointment by the holders of the Series A Preferred Units. PAA, which holds all of PAGP's issued and outstanding Class C shares, will hold an annual meeting of its limited partners in advance of PAGP's annual meeting. The purpose of our annual meeting will be to allow our limited partners, other than AAP, to cast a "pass-through" vote instructing us how to vote the Class C shares that we own in such election of eligible PAGP GP directors. We will vote (or refrain from voting) our Class C shares for the election of eligible PAGP GP directors in the same proportion as the votes received from or withheld by its limited partners. At our annual meeting, common units held by AAP will not be voted and will not be counted for purposes of determining whether a quorum exists.

Status as Limited Partner or Assignee

        Except as described under "Description of our Partnership Agreement—Limited Liability," the common units will be fully paid, and common unitholders will not be required to make additional capital contributions to us.

        Each purchaser of common units must execute a transfer application whereby the purchaser requests admission as a substituted limited partner and makes representations and agrees to provisions stated in the transfer application. If this action is not taken, a purchaser will not be registered as a record holder of common units on the books of our transfer agent or issued a common unit certificate. Purchasers may hold common units in nominee accounts.

        An assignee, pending its admission as a substituted limited partner, is entitled to an interest in us equivalent to that of a limited partner with respect to the right to share in allocations and distributions, including liquidating distributions. Our general partner will vote and exercise other powers attributable to common units owned by an assignee who has not become a substituted limited partner at the written direction of the assignee. A nominee or broker who has executed a transfer application with respect to common units held in street name or nominee accounts will receive distributions and reports pertaining to its common units.

Redemption Right

        Subject to certain limitations, each holder of AAP's Class A units (other than PAGP and GP LLC) has the right (a "Redemption Right") to cause AAP to redeem any or all of such holder's AAP Units in exchange for the distribution of an equivalent number of our common units held by AAP. In connection with any such redemption, the redeeming holder will transfer Class A units to AAP and a corresponding number of Class B shares and PAGP GP company units (if any), in each case, to PAGP. The Class A units transferred to AAP will be cancelled, the Class B shares transferred to PAGP will be cancelled and the PAGP GP company units transferred to PAGP will remain outstanding and increase PAGP's ownership percentage in PAGP GP.

        As long as PAGP's Class A shares are publicly traded, a holder of vested AAP management units will be entitled to convert his or her AAP management units into AAP Class A units and a like number of Class B shares based on a conversion ratio of approximately 0.941 AAP Class A units and Class B shares for each AAP management unit. Following any such conversion, the holder will have Redemption Rights as a holder of AAP's Class A units. Holders of AAP management units who convert such units into AAP Class A units and Class B shares will not receive PAGP GP company units and thus will not need to include any PAGP GP company units in a transfer or the exercise of their Redemption Right.

        The above mechanisms are subject to customary conversion rate adjustments for equity splits, equity dividends and reclassifications.

Reports and Records

        As soon as practicable, but in no event later than 120 days after the close of each fiscal year, our general partner will furnish or make available to each unitholder of record (as of a record date selected by our general partner) an annual report containing our audited financial statements for the past fiscal year. These financial statements will be prepared in accordance with generally accepted accounting principles. In addition, no later than 45 days after the close of each quarter (except the fourth quarter), our general partner will furnish or make available to each unitholder of record (as of a record date selected by our general partner) a report containing our unaudited financial statements and any other information required by law.

        Our general partner will use all reasonable efforts to furnish each unitholder of record information reasonably required for tax reporting purposes within 90 days after the close of each fiscal year. Our general partner's ability to furnish this summary tax information will depend on the cooperation of unitholders in supplying information to our general partner. Each unitholder will receive information to assist him in determining his U.S. federal and state tax liability and filing his U.S. federal and state income tax returns.

        A limited partner can, for a purpose reasonably related to the limited partner's interest as a limited partner, upon reasonable demand and at his own expense, have furnished to him:

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  a current list of the name and last known address of each partner;

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  a copy of our tax returns;

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  information as to the amount of cash and a description and statement of the agreed value of any other property or services, contributed or to be contributed by each partner and the date on which each became a partner;

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  copies of our partnership agreement, our certificate of limited partnership, amendments to either of them and powers of attorney which have been executed under our partnership agreement;

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  information regarding the status of our business and financial condition; and

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  any other information regarding our affairs as is just and reasonable.

        Our general partner may, and intends to, keep confidential from the limited partners trade secrets and other information the disclosure of which our general partner believes in good faith is not in our best interest or which we are required by law or by agreements with third parties to keep confidential.

 CASH DISTRIBUTION POLICY

Distributions of Available Cash

        General.    We will distribute to our common unitholders, on a quarterly basis, all of our available cash in the manner described below.

        Definition of Available Cash.    Available cash generally means, for any quarter ending prior to liquidation, all cash on hand at the end of that quarter less the amount of cash reserves that are necessary or appropriate in the reasonable discretion of the general partner to:

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  provide for the proper conduct of our business;

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  comply with applicable law or any partnership debt instrument or other agreement; or

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  provide funds for distributions to common and preferred unitholders in respect of any one or more of the next four quarters.

Operating Surplus and Capital Surplus

        General.    Cash distributions to our common unitholders will be characterized as either operating surplus or capital surplus. We distribute available cash from operating surplus differently than available cash from capital surplus. See "—Quarterly Distributions of Available Cash."

        Definition of Operating Surplus.    Operating surplus refers generally to:

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  our cash balances on the closing date of our initial public offering; plus

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  $25 million; plus

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  all of our cash receipts from operations, excluding cash that is capital surplus; less

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  all of our operating expenses, debt service payments (but not including payments required with the sale of assets or any refinancing with the proceeds of new indebtedness or an equity offering), maintenance capital expenditures and reserves established for future operations.

        Definition of Capital Surplus.    Capital surplus will generally be generated only by:

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  borrowings other than working capital borrowings;

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  sales of debt and equity securities; and

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  sales or other dispositions of assets for cash, other than inventory, accounts receivable and other assets in the ordinary course of business.

        We will treat all available cash distributed as coming from operating surplus until the sum of all available cash distributed after the closing date of our initial public offering equals the operating surplus as of the end of the quarter prior to the distribution. Any available cash in excess of operating surplus, regardless of its source, will be treated as capital surplus.

        If we distribute available cash from capital surplus for each common unit in an aggregate amount per common unit equal to the initial public offering price of the common units, there will not be a distinction between operating surplus and capital surplus, and all distributions of available cash will be treated as operating surplus. We do not anticipate that we will make distributions from capital surplus.

Effect of Issuance of Additional Units

        We can issue additional common units or other equity securities for consideration and under terms and conditions approved by our general partner in its sole discretion and without the approval of our unitholders, other than current holders of Series A Preferred Units in certain circumstances. We may fund acquisitions through the issuance of additional common units or other equity securities.

        Holders of any additional common units that we issue will be entitled to share equally with our then-existing common unitholders in distributions of available cash. In addition, the issuance of additional interests may dilute the value of the interests of the then-existing unitholders.

Series A Convertible Preferred Units

        The terms of our Series A preferred units and notable provisions with respect to distributions on the Series A preferred units are described under "Description of the Preferred Units—Series A Convertible Preferred Units."

Quarterly Distributions of Available Cash

        After making distributions to holders of our outstanding preferred units, we will distribute the remainder of our available cash for each quarter prior to our liquidation to our common unitholders. We expect to make distributions of all available cash within 45 days after the end of each quarter to holders of record on the applicable record date.

Distributions from Operating Surplus

        We will make distributions of available cash from operating surplus to all common unitholders, pro rata until we distribute an aggregate amount of available cash equal to the aggregate operating surplus generated by the Partnership from the time of our IPO through the end of the quarter in respect of such distribution.

Distributions from Capital Surplus

        We will make distributions of available cash from capital surplus to all common unitholders pro rata. We may not make distributions of capital surplus without the approval of holders of at least 75% of the outstanding Series A preferred units.

Distribution of Cash upon Liquidation

        If we dissolve and liquidate, we will sell or otherwise dispose of our assets and adjust the partners' capital account balances to reflect any resulting gain or loss. We will apply the proceeds of liquidation (i) first to the payment of our creditors in the order of priority provided in our partnership agreement and by law, (ii) second to the holders of outstanding preferred units in accordance with their adjusted capital account balances and (iii) thereafter, to the common unitholders in accordance with their adjusted capital account balances.

DESCRIPTION OF OUR PARTNERSHIP AGREEMENT

        The following is a summary of the material provisions of our partnership agreement. The following provisions of our partnership agreement are summarized elsewhere in this prospectus:

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  distributions of our available cash are described under "Cash Distribution Policy;"

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  allocations of taxable income and other tax matters are described under "Material U.S. Federal Income Tax Consequences;" and

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  rights of holders of common units are described under "Description of Our Common Units."

Purpose

        Our purpose under our partnership agreement is to serve as a partner of our operating partnerships and to engage in any business activities that may be engaged in by our operating partnerships or that are approved by our general partner. The partnership agreements of our operating partnerships provide that they may engage in any activity that was engaged in by our predecessors at the time of our initial public offering or reasonably related thereto and any other activity approved by our general partner.

Power of Attorney

        Each limited partner, and each person who acquires a unit from a unitholder and executes and delivers a transfer application, grants to our general partner and, if appointed, a liquidator, a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants the authority for the amendment of, and to make consents and waivers under, our partnership agreement.

Reimbursements of Our General Partner

        Our general partner does not receive any compensation for its services as our general partner. It is, however, entitled to be reimbursed for all of its costs incurred in managing and operating our business. Our partnership agreement provides that our general partner will determine the expenses that are allocable to us in any reasonable manner determined by our general partner in its sole discretion.

Issuance of Additional Securities

        Our partnership agreement authorizes us to issue an unlimited number of additional limited partner interests and other equity securities that are equal in rank with or junior to our common units on terms and conditions established by our general partner in its sole discretion without the approval of any limited partners.

        It is likely that we will fund acquisitions through the issuance of additional common units or other equity securities. Holders of any additional common units we issue will be entitled to share equally with the then-existing holders of common units in our cash distributions. In addition, the issuance of additional partnership interests may dilute the value of the interests of the then-existing holders of common units in our net assets.

        In accordance with Delaware law and the provisions of our partnership agreement, we may also issue additional partnership interests that, in the sole discretion of our general partner, may have special voting rights to which common units are not entitled.

        Our general partner has the right, which it may from time to time assign in whole or in part to any of its affiliates, to purchase common units or other equity securities whenever, and on the same terms that, we issue those securities to persons other than our general partner and its affiliates, to the extent necessary to maintain their percentage interests in us that existed immediately prior to the issuance. The holders of common units will not have preemptive rights to acquire additional common units or other partnership interests in us.

Amendments to Our Partnership Agreement

        Amendments to our partnership agreement may be proposed only by our general partner. Any amendment that materially and adversely affects the rights or preferences of any type or class of limited partner interests in relation to other types or classes of limited partner interests or our general partner interest will require the approval of at least a majority of the type or class of limited partner interests or general partner interests so affected. However, in some circumstances, more particularly described in our partnership agreement, our general partner may make amendments to our partnership agreement without the approval of our limited partners or assignees.

Withdrawal or Removal of Our General Partner

        Our general partner may withdraw as general partner without obtaining approval of any unitholder by giving 90 days' written notice, and that withdrawal will not constitute a violation of our partnership agreement. In addition, our general partner may withdraw without unitholder approval upon 90 days' notice to our limited partners if at least 50% of our outstanding common units are held or controlled by one person and its affiliates other than our general partner and its affiliates.

        Upon the voluntary withdrawal of our general partner, the holders of a majority of our outstanding common units, excluding the common units held by the withdrawing general partner and its affiliates, may elect a successor to the withdrawing general partner. If a successor is not elected, or is elected but an opinion of counsel regarding limited liability and tax matters cannot be obtained, we will be dissolved, wound up and liquidated, unless within 90 days after that withdrawal, the holders of a majority of our outstanding units, excluding the common units held by the withdrawing general partner and its affiliates, agree to continue our business and to appoint a successor general partner.

        Our general partner may not be removed unless that removal is approved by the vote of the holders of not less than two-thirds of our outstanding units, including units held by our general partner and its affiliates, and we receive an opinion of counsel regarding limited liability and tax matters. Any removal of this kind is also subject to the approval of a successor general partner by the vote of the holders of a majority of our outstanding common units, including those held by our general partner and its affiliates.

        While our partnership agreement limits the ability of our general partner to withdraw, it allows the general partner interest to be transferred to an affiliate or to a third party in conjunction with a merger or sale of all or substantially all of the assets of our general partner.

        In addition, our partnership agreement expressly permits the sale, in whole or in part, of the ownership of our general partner. Our general partner may also transfer, in whole or in part, the common units it owns.

Liquidation and Distribution of Proceeds

        Upon our dissolution, unless we are reconstituted and continued as a new limited partnership, the person authorized to wind up our affairs (the liquidator) will, acting with all the powers of our general partner that the liquidator deems necessary or desirable in its good faith judgment, liquidate our assets. The proceeds of the liquidation will be applied as follows:

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  first, towards the payment of all of our creditors and the creation of a reserve for contingent liabilities;

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  next, to all holders of preferred units an aggregate amount equal to the positive balance in their capital accounts distributed in a manner that provides the holders of preferred units with the same percentage of their respective liquidation preferences; and

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  finally, to all partners in accordance with the positive balance in their respective capital accounts.

        Under some circumstances and subject to some limitations, the liquidator may defer liquidation or distribution of our assets for a reasonable period of time. If the liquidator determines that a sale would be impractical or would cause a loss to our partners, our general partner may distribute assets in kind to our partners.

Change of Management Provisions

        Our partnership agreement contains the following specific provisions that are intended to discourage a person or group from attempting to remove our general partner or otherwise change management:

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  generally, if a person acquires 20% or more of any class of units then outstanding other than from our general partner or its affiliates, the units owned by such person cannot be voted on any matter; and

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  provisions limiting the ability of unitholders to call meetings or to acquire information about our operations, as well as other provisions limiting the unitholders' ability to influence the manner or direction of management.

Limited Call Right

        If at any time our general partner and its affiliates (other than, with respect to the Series A preferred units, such affiliates that originally purchased Series A preferred units) own 80% or more of the issued and outstanding limited partner interests of any class, our general partner will have the right to purchase all, but not less than all, of the outstanding limited partner interests of that class that are held by non-affiliated persons. The record date for determining ownership of the limited partner interests would be selected by our general partner on at least 10 but not more than 60 days' notice. The purchase price in the event of a purchase under these provisions would be the greater of (1) the current market price (as defined in our agreement) of the limited partner interests of the class as of the date three days prior to the date that notice is mailed to the limited partners as provided in our partnership agreement and (2) the highest cash price paid by our general partner or any of its affiliates for any limited partner interest of the class purchased within the 90 days preceding the date our general partner mails notice of its election to purchase the units.

Indemnification

        Under our partnership agreement, in most circumstances, we will indemnify our general partner, its affiliates and their officers and directors to the fullest extent permitted by law, from and against all losses, claims or damages any of them may suffer by reason of their status as general partner, officer or director, as long as the person seeking indemnity acted in good faith and in a manner reasonably believed to be in or (in the case of an indemnitee other than the general partner) not opposed to our best interest. Any indemnification under these provisions will only be out of our assets. Our general partner shall not be personally liable for, or have any obligation to contribute or loan funds or assets to us to enable us to effectuate any indemnification.

        We are authorized to purchase insurance against liabilities asserted against and expenses incurred by persons for our activities, regardless of whether we would have the power to indemnify the person against liabilities under our partnership agreement.

Registration Rights

        Under our partnership agreement, we have agreed to register for resale under the Securities Act and applicable state securities laws any common units, or other partnership securities proposed to be sold by our general partner or any of its affiliates or their assignees if an exemption from the registration requirements is not otherwise available. We are obligated to pay all expenses incidental to the registration, excluding underwriting discounts and commissions.

Limited Liability

        Assuming that a limited partner does not participate in the control of our business within the meaning of the Delaware Revised Uniform Limited Partnership Act (the "Delaware Act") and that he otherwise acts in conformity with the provisions of our partnership agreement, his liability under the Delaware Act will be limited, subject to some possible exceptions, generally to the amount of capital he is obligated to contribute to us in respect of his units plus his share of any undistributed profits and assets.

        Under the Delaware Act, a limited partnership may not make a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specific property of the partnership, exceed the fair value of the assets of the limited partnership. For the purposes of determining the fair value of the assets of a limited partnership, the Delaware Act provides that the fair value of the property subject to liability of which recourse of creditors is limited shall be included in the assets of the limited partnership only to the extent that the fair value of that property exceeds the nonrecourse liability. The Delaware Act provides that a limited partner who receives a distribution and knew at the time of the distribution that the distribution was in violation of the Delaware Act is liable to the limited partnership for the amount of the distribution for three years from the date of the distribution.

 MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        This section summarizes the material U.S. federal income tax consequences that may be relevant to prospective unitholders and is based upon current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury regulations thereunder (the "Treasury Regulations"), and current administrative rulings and court decisions, all of which are subject to change. Changes in these authorities may cause the federal income tax consequences to a prospective unitholder to vary substantially from those described below, possibly on a retroactive basis. Unless the context otherwise requires, references in this section to "we" or "us" are references to Plains All American Pipeline, L.P. and its subsidiaries.

        Legal conclusions contained in this section, unless otherwise noted, are the opinion of Vinson & Elkins L.L.P. and are based on the accuracy of representations made by us to them for this purpose. However, this section does not address all federal income tax matters that may affect us or our unitholders, such as the application of the alternative minimum tax. This section also does not address local taxes, state taxes, non-U.S. taxes, or other taxes that may be applicable, except to the limited extent that such tax considerations are addressed below under "—State Local and Other Tax Considerations." Furthermore, this section focuses on unitholders who are individual citizens or residents of the United States (for federal income tax purposes), who have the U.S. dollar as their functional currency, who use the calendar year as their taxable year, who purchase units in this offering, who do not materially participate in the conduct of our business activities and who hold such units as capital assets (typically, property that is held for investment). This section has limited applicability to corporations (including other entities treated as corporations for federal income tax purposes), partnerships (including other entities treated as partnerships for federal income tax purposes), estates, trusts, non-resident aliens or other unitholders subject to specialized tax treatment, such as tax-exempt entities, non-U.S. persons, individual retirement accounts ("IRAs"), employee benefit plans, real estate investment trusts or mutual funds. Accordingly, we encourage each prospective unitholder to consult the unitholder's own tax advisor in analyzing the federal, state, local and non-U.S. tax consequences particular to that unitholder resulting from ownership or disposition of units and potential changes in applicable tax laws.

        No ruling has been or will be requested from the IRS with respect to the Partnership's classification as a partnership for federal income tax purposes or as to the classification of our partnership and limited liability company operating subsidiaries. We will rely on the opinions and advice of Vinson & Elkins L.L.P. with respect to the matters described herein. An opinion of counsel represents only that counsel's best legal judgment and does not bind the Internal Revenue Service (the "IRS") or a court. Accordingly, the opinions and statements made herein may not be sustained by a court if contested by the IRS. Any such contest of the matters described herein may materially and adversely impact the market for our units and the prices at which our units trade. In addition, our costs of any contest with the IRS will be borne indirectly by our unitholders and our general partner because the costs will reduce our cash available for distribution. Furthermore, the tax consequences of an investment in us may be significantly modified by future legislative or administrative changes or court decisions, which may be retroactively applied.

        For the reasons described below, Vinson & Elkins L.L.P. has not rendered an opinion with respect to the following federal income tax issues: (1) the treatment of a unitholder whose units are the subject of a securities loan (e.g., a loan to a short seller to cover a short sale of units) (please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans"); (2) whether our monthly convention for allocating taxable income and losses is permitted by existing Treasury Regulations (please read "—Disposition of Units—Allocations Between Transferors and Transferees"); (3) whether our method for taking into account Section 743 adjustments is sustainable in certain cases (please read "—Tax Consequences of Unit Ownership—Section 754 Election" and "—Uniformity of Units") and (4) whether our allocations of income, gain, loss and deduction will be given effect for U.S. federal income tax purposes (please read "—Allocation of Income, Gain, Loss and Deduction").

Taxation of the Partnership

Partnership Status

        We expect to be treated as a partnership for U.S. federal income tax purposes and, therefore, subject to the discussion below under "—Administrative Matters—Information Returns and Audit Procedures", generally will not be liable for entity-level federal income taxes. Instead, as described below, each of our unitholders will take into account its respective share of our items of income, gain, loss and deduction in computing its federal income tax liability as if the unitholder had earned such income directly, even if we make no cash distributions to the unitholder. Distributions we make to a unitholder will not give rise to income or gain taxable to such unitholder, unless the amount of cash distributed exceeds the unitholder's adjusted tax basis in its units. Please read "—Tax Consequences of Unit Ownership—Treatment of Distributions" and "—Disposition of Units").

        Section 7704 of the Code provides that a publicly-traded partnership will be treated as a corporation for federal income tax purposes. However, if 90% or more of a partnership's gross income for every taxable year it is publicly-traded consists of "qualifying income," the partnership may continue to be treated as a partnership for federal income tax purposes (the "Qualifying Income Exception"). Qualifying income includes, (i) interest, (ii) dividends, (iii) real property rents within the meaning of section 856(d) of the Code, as modified by Section 7704(d)(3) of the Code, (iv) gains from the sale or other disposition of real property, (v) income and gains derived from the exploration, development, mining or production, processing, refining, transportation (including pipelines transporting gas, oil, or products thereof) or the marketing of any "mineral or natural resource", and (vi) gains from the sale or disposition of a capital asset (or property described in Section 1231(b) of the Code) held for the production of qualifying income. We estimate that less than 5 percent of our current gross income is not qualifying income; however, this estimate could change from time to time.

        Vinson & Elkins L.L.P. is of the opinion that we will be treated as a partnership for federal income tax purposes and each of our operating subsidiaries, other than those that have been identified as corporations to Vinson & Elkins L.L.P., will be treated as a partnership or will be disregarded as an entity separate from us. In rendering its opinion, Vinson & Elkins L.L.P. has relied on the factual representations made by us and our general partner, including, without limitation:

          (a)   Neither we nor any of our partnership or limited liability company operating subsidiaries has elected or will elect to be treated as a corporation for federal income tax purposes;

          (b)   For each taxable year since and including the year of our initial public offering, more than 90% of our gross income has been and will be income of a character that Vinson & Elkins L.L.P. has opined is "qualifying income" within the meaning of Section 7704(d) of the Code; and

          (c)   Each hedging transaction that we treat as resulting in qualifying income has been and will be appropriately identified as a hedging transaction pursuant to applicable Treasury Regulations, and has been and will be associated with oil, natural gas, or products thereof that are held or to be held by us in activities that Vinson & Elkins L.L.P. has opined or will opine result in qualifying income.

        We believe that these representations are true and will be true in the future.

        If we fail to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery (in which case the IRS may also require us to make adjustments with respect to our unitholders or pay other amounts), we will be treated as transferring all of our assets, subject to all of our liabilities, to a newly formed corporation, on the first day of the year in which we fail to meet the Qualifying Income Exception, in return for stock in that corporation and then as distributing that stock to our unitholders in liquidation.

This deemed contribution and liquidation should not result in the recognition of taxable income by our unitholders or us so long as the aggregate amount of our liabilities does not exceed the adjusted tax basis of our assets. Thereafter, we would be treated as an association taxable as a corporation for federal income tax purposes.

        The present federal income tax treatment of publicly traded partnerships, including us, or an investment in our units may be modified by administrative or legislative action or judicial interpretation at any time. From time to time, members of the U.S. Congress propose and consider substantive changes to the existing federal income tax laws that affect publicly-traded partnerships. One such legislative proposal would have eliminated the Qualifying Income Exception upon which we rely for our treatment as a partnership for federal income tax purposes.

        In addition, on January 24, 2017, final regulations regarding which activities give rise to qualifying income (the "Final Regulations") were published in the Federal Register. The Final Regulations are effective as of January 19, 2017, and apply to taxable years beginning on or after January 19, 2017. We do not believe the Final Regulations affect our ability to qualify as a publicly traded partnership.

        It is possible that a change in law could affect us and may be applied retroactively. Any such changes could negatively impact the value of an investment in our units. If for any reason we are taxable as a corporation in any taxable year, our items of income, gain, loss and deduction would be taken into account by us in determining the amount of our liability for federal income tax, rather than being passed through to our unitholders.

        At the state level, several states have been evaluating ways to subject partnerships to entity-level taxation through the imposition of state income, franchise, or other forms of taxation. Imposition of a similar tax on us in the jurisdictions in which we operate or in other jurisdictions to which we may expand could substantially reduce our cash available for distribution to our unitholders.

        Our partnership agreement provides that if a law is enacted or existing law is modified or interpreted in a manner that subjects us to taxation as a corporation or otherwise subjects us to entity-level taxation for federal, state or local income tax purposes, the minimum quarterly distribution amount and the target distribution amounts may be adjusted to reflect the impact of that law on us. Our taxation as a corporation would materially reduce the cash available for distribution to unitholders and thus would likely substantially reduce the value of our units. Any distribution made to a unitholder at a time we are treated as a corporation would be (i) a taxable dividend to the extent of our current or accumulated earnings and profits, then (ii) a nontaxable return of capital to the extent of the unitholder's adjusted tax basis in its units (determined separately for each unit), and thereafter (iii) taxable capital gain.

        The remainder of this discussion is based on the opinion of Vinson & Elkins L.L.P. that we will be treated as a partnership for federal income tax purposes.

Tax Consequences of Unit Ownership

Limited Partner Status

        Unitholders of the Partnership who are admitted as limited partners of the partnership and unitholders whose units are held in street name or by a nominee and who have the right to direct the nominee in the exercise of all substantive rights attendant to the ownership of their units will be treated as partners of the Partnership for federal income tax purposes.

        As there is no direct or indirect controlling authority addressing assignees of units who are entitled to execute and deliver transfer applications and thereby become entitled to direct the exercise of attendant rights, but who fail to execute and deliver transfer applications, Vinson & Elkins L.L.P.'s opinion does not extend to these persons. Furthermore, a purchaser or other transferee of units who does not execute and deliver a transfer application may not receive some federal income tax information or reports furnished to record holders of units unless the units are held in a nominee or street name account and the nominee or broker has executed and delivered a transfer application for those units.

        In addition, a beneficial owner of units whose units have been transferred to a short seller to complete a short sale would appear to lose status as a partner with respect to such units for federal income tax purposes. Please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans."

        Income, gain, deductions or losses would not appear to be reportable by a unitholder who is not a partner for federal income tax purposes, and any cash distributions received by a unitholder who is not a partner for federal income tax purposes would therefore appear to be fully taxable as ordinary income. A unitholder who is not treated as a partner in us as described above is urged to consult its own tax advisors with respect to the tax consequences applicable to such unitholder under its particular circumstances.

Flow-Through of Taxable Income

        Subject to the discussion below under "—Entity-Level Collections of Unitholder Taxes" and "—Administrative Matters—Information Returns and Audit Procedures", with respect to payments we may be required to make on behalf of our unitholders, we will not pay any federal income tax. Rather, each unitholder will be required to report on its federal income tax return each year its share of our income, gains, losses and deductions for our taxable year or years ending with or within its taxable year. Consequently, we may allocate income to a unitholder even if that unitholder has not received a cash distribution.

Basis of Units

        A unitholder's tax basis in its units initially will be the amount paid for those units increased by the unitholder's initial allocable share of our liabilities. That basis generally will be (i) increased by the unitholder's share of our income and any increases in such unitholder's share of our liabilities, and (ii) decreased, but not below zero, by the amount of all distributions to the unitholder, the unitholder's share of our losses, and any decreases in its share of our liabilities. The IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all of those interests.

Treatment of Distributions

        Distributions made by us to a unitholder generally will not be taxable to the unitholder, unless such distributions are of cash or marketable securities that are treated as cash and exceed the unitholder's tax basis in its units, in which case the unitholder generally will recognize gain taxable in the manner described below under "—Disposition of Units."

        Any reduction in a unitholder's share of our "nonrecourse liabilities" (liabilities for which no partner bears the economic risk of loss) will be treated as a distribution by us of cash to that unitholder. A decrease in a unitholder's percentage interest in us because of our issuance of additional units may decrease such unitholder's share of our nonrecourse liabilities. For purposes of the foregoing, a unitholder's share of our nonrecourse liabilities generally will be based upon such unitholder's share of the unrealized appreciation (or depreciation) in our assets, to the extent thereof, with any excess nonrecourse liabilities allocated based on the unitholder's share of our profits. Please read "—Disposition of Units."

        A non-pro rata distribution of money or property (including a deemed distribution as a result of the reallocation of our nonrecourse liabilities described above) may cause a unitholder to recognize ordinary income if the distribution reduces the unitholder's share of our "unrealized receivables," including depreciation recapture and substantially appreciated "inventory items," both as defined in Section 751 of the Code ("Section 751 Assets"). To the extent of such reduction, the unitholder would be deemed to receive its proportionate share of the Section 751 Assets and exchange such assets with us in return for a portion of the non-pro rata distribution. This deemed exchange will generally result in the unitholder's recognition of ordinary income in an amount equal to the excess of (1) the non-pro rata portion of that distribution over (2) the unitholder's tax basis (typically zero) in the Section 751 Assets deemed to be relinquished in the exchange.

Limitations on Deductibility of Losses

        A unitholder may not be entitled to deduct the full amount of loss we allocate to it because its share of our losses will be limited to the lesser of (i) the unitholder's adjusted tax basis in its units, and (ii) in the case of a unitholder that is an individual, estate, trust or certain types of closely-held corporations, the amount for which the unitholder is considered to be "at risk" with respect to our activities. A unitholder will be at risk to the extent of its adjusted tax basis in its units, reduced by (1) any portion of that basis attributable to the unitholder's share of our nonrecourse liabilities, (2) any portion of that basis representing amounts otherwise protected against loss because of a guarantee, stop loss agreement or similar arrangement, and (3) any amount of money the unitholder borrows to acquire or hold its units, if the lender of those borrowed funds owns an interest in us, is related to another unitholder or can look only to the units for repayment. A unitholder subject to the at risk limitation must recapture losses deducted in previous years to the extent that distributions (including distributions deemed to result from a reduction in a unitholder's share of nonrecourse liabilities) cause the unitholder's at risk amount to be less than zero at the end of any taxable year.

        Losses disallowed to a unitholder or recaptured as a result of the basis or at risk limitations will carry forward and will be allowable as a deduction in a later year to the extent that the unitholder's adjusted tax basis or at risk amount, whichever is the limiting factor, is subsequently increased. Upon a taxable disposition of units, any gain recognized by a unitholder can be offset by losses that were previously suspended by the at risk limitation but not losses suspended by the basis limitation. Any loss previously suspended by the at risk limitation in excess of that gain can no longer be used, and will not be available to offset a unitholder's salary or active business income.

        In addition to the basis and at risk limitations, a passive activity loss limitation limits the deductibility of losses incurred by individuals, estates, trusts, some closely-held corporations and personal service corporations from "passive activities" (such as, trade or business activities in which the taxpayer does not materially participate). The passive loss limitations are applied separately with respect to each publicly-traded partnership. Consequently, any passive losses we generate will be available to offset only passive income generated by us. For this purpose, any income from a guaranteed payment for the use of capital generally will not be treated as passive income. As a result, holders of certain of our preferred units treated as receiving guaranteed payment for the use of capital generally may not be able to offset that income with losses or deductions allocated to our common units. Passive losses that exceed a unitholder's share of passive income we generate may be deducted in full when a unitholder disposes of all of its units in a fully taxable transaction with an unrelated party. The passive loss rules are applied after other applicable limitations on deductions, including the at risk and basis limitations.

Limitations on Interest Deductions

        The deductibility of a non-corporate taxpayer's "investment interest expense" is generally limited to the amount of that taxpayer's "net investment income." Investment interest expense includes:

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  interest on indebtedness allocable to property held for investment;

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  interest expense allocated against portfolio income; and

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  the portion of interest expense incurred to purchase or carry an interest in a passive activity to the extent allocable against portfolio income.

        The computation of a unitholder's investment interest expense will take into account interest on any margin account borrowing or other loan incurred to purchase or carry a unit. Net investment income includes gross income from property held for investment and amounts treated as portfolio income under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. Net investment income does not include qualified dividend income (if applicable) or gains attributable to the disposition of property held for investment. A unitholder's share of a publicly-traded partnership's portfolio income and, according to the IRS, net passive income will be treated as investment income for purposes of the investment interest expense limitation.

Entity-Level Collections of Unitholder Taxes

        If we are required or elect under applicable law to pay any federal, state, local or non-U.S. tax on behalf of any current or former unitholder or our general partner, our partnership agreement authorizes us to treat the payment as a distribution of cash to the relevant unitholder or general partner. Where the tax is payable on behalf of all unitholders or we cannot determine the specific unitholder on whose behalf the tax is payable, our partnership agreement authorizes us to treat the payment as a distribution to all current unitholders. Payments by us as described above could give rise to an overpayment of tax on behalf of a unitholder, in which event the unitholder may be entitled to claim a refund of the overpayment amount. Please read "—Administrative Matters—Information Returns and Audit Procedures". Each unitholder is urged to consult its tax advisor to determine the consequences to them of any tax payment we make on its behalf.

Allocation of Income, Gain, Loss and Deduction

        Except as described below, our items of income, gain, loss and deduction will be allocated among our unitholders in accordance with their percentage interests in us. Specified items of our income, gain, loss and deduction will be allocated under Section 704(c) of the Code (or the principles of Section 704(c) of the Code) to account for any difference between the adjusted tax basis and fair market value of our assets at the time such assets are contributed to us and at the time of any subsequent offering of our units (a "Book-Tax Disparity"). As a result, the federal income tax burden associated with any Book-Tax Disparity immediately prior to an offering will be borne by our partners holding interests in us prior to such offering. In addition, items of recapture income will be specially allocated to the extent possible (subject to the limitations described above) to the unitholder who was allocated the deduction giving rise to that recapture income in order to minimize the recognition of ordinary income by other unitholders.

        An allocation of items of our income, gain, loss or deduction, other than an allocation required by the Code to eliminate a Book-Tax Disparity, will be given effect for federal income tax purposes in determining a unitholder's share of an item of income, gain, loss or deduction only if the allocation has "substantial economic effect." In any other case, a unitholder's share of an item will be determined on the basis of the unitholder's interest in us, which will be determined by taking into account all the facts and circumstances, including (i) the unitholder's relative contributions to us, (ii) the interests of all the partners in profits and losses, (iii) the interest of all the partners in cash flow and (iv) the rights of all the partners to distributions of capital upon liquidation. Our allocations and liquidation provisions are designed in a way to give effect to our allocations, except to the extent required to achieve parity among the preferred units. Consequently, Vinson & Elkins LLP is unable to opine on whether our allocations of income, gain, loss and deduction will be given effect for U.S. federal income tax purposes.

Treatment of Securities Loans

        A unitholder whose units are the subject of a securities loan (for example, a loan to a "short seller" to cover a short sale of units) may be treated as having disposed of those units. If so, such unitholder would no longer be treated for tax purposes as a partner with respect to those units during the period of the loan and may recognize gain or loss as a result of such deemed disposition. As a result, during this period (i) any of our income, gain, loss or deduction allocated to those units would not be reportable by the lending unitholder, and (ii) any cash distributions received by the lending unitholder as to those units may be treated as ordinary taxable income.

        Due to a lack of controlling authority, Vinson & Elkins L.L.P. has not rendered an opinion regarding the tax treatment of a unitholder that enters into a securities loan with respect to its units. A unitholder desiring to assure its status as a partner and avoid the risk of income recognition from a loan of its units is urged to modify any applicable brokerage account agreements to prohibit its brokers from borrowing and lending its units. The IRS has announced that it is studying issues relating to the tax treatment of short sales of partnership interests. Please read "—Disposition of Units—Recognition of Gain or Loss."

Tax Rates

        Under current law, the highest marginal federal income tax rates for individuals applicable to ordinary income and long-term capital gains (generally, gains from the sale or exchange of certain investment assets held for more than one year) are 39.6% and 20%, respectively. These rates are subject to change by new legislation at any time.

        In addition, a 3.8% net investment income tax applies to certain net investment income earned by individuals, estates, and trusts. For these purposes, net investment income generally includes a unitholder's allocable share of our income and gain realized by a unitholder from a sale of units. In the case of an individual, the tax will be imposed on the lesser of (i) the unitholder's net investment income from all investments, or (ii) the amount by which the unitholder's modified adjusted gross income exceeds $250,000 (if the unitholder is married and filing jointly or a surviving spouse), $125,000 (if married filing separately) or $200,000 (if the unitholder is unmarried or in any other case). In the case of an estate or trust, the tax will be imposed on the lesser of (i) undistributed net investment income, or (ii) the excess adjusted gross income over the dollar amount at which the highest income tax bracket applicable to an estate or trust begins.

Section 754 Election

        We have made the election permitted by Section 754 of the Code that permits us to adjust the tax bases in our assets as to specific purchasers of our units under Section 743(b) of the Code to reflect the unit purchase price upon subsequent purchases of units. That election is irrevocable without the consent of the IRS. The Section 743(b) adjustment separately applies to unitholder who purchases units from another unitholder based upon the values and adjusted tax basis of each of our assets at the time of the relevant purchase, and the adjustment will reflect the purchase price paid. The Section 743(b) adjustment does not apply to a person who purchases units directly from us. For purposes of this discussion, a unitholder's basis in our assets will be considered to have two components: (1) its share of the tax basis in our assets as to all unitholders and (2) its Section 743(b) adjustment to that tax basis (which may be positive or negative).

        Under our partnership agreement, we are authorized to take a position to preserve the uniformity of units even if that position is not consistent with applicable Treasury Regulations. A literal application of Treasury Regulations governing a 743(b) adjustment attributable to properties depreciable under Section 167 of the Code may give rise to differences in the taxation of unitholders purchasing units from us and unitholders purchasing from other unitholders. If we have any such properties, we intend to adopt methods employed by other publicly traded partnerships to preserve the uniformity of units, even if inconsistent with existing Treasury Regulations, and Vinson & Elkins L.L.P. has not opined on the validity of this approach. Please read "—Uniformity of Units."

        The IRS may challenge the positions we adopt with respect to depreciating or amortizing the Section 743(b) adjustment to preserve the uniformity of units due to lack of controlling authority. Because a unitholder's adjusted tax basis for its units is reduced by its share of our items of deduction or loss, any position we take that understates deductions will overstate a unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss." If a challenge to such treatment were sustained, the gain from the sale of units may be increased without the benefit of additional deductions.

        The calculations involved in the Section 754 election are complex and are made on the basis of assumptions as to the value of our assets and other matters. The IRS could seek to reallocate some or all of any Section 743(b) adjustment we allocated to our assets subject to depreciation to goodwill or nondepreciable assets. Goodwill, as an intangible asset, is amortizable over a longer period of time or under a less accelerated method than certain of our tangible assets. We cannot assure any unitholder that the determinations we make will not be successfully challenged by the IRS or that the resulting deductions will not be reduced or disallowed altogether. Should the IRS require a different tax basis adjustment to be made, and should, in our opinion, the expense of compliance exceed the benefit of the election, we may seek permission from the IRS to revoke our Section 754 election. If permission is granted, a subsequent purchaser of units may be allocated more income than it would have been allocated had the election not been revoked.

Tax Treatment of Operations

Accounting Method and Taxable Year

        We will use the year ending December 31 as our taxable year and the accrual method of accounting for federal income tax purposes. Each unitholder will be required to include in its tax return its share of our income, gain, loss and deduction for each taxable year ending within or with its taxable year. In addition, a unitholder who has a taxable year ending on a date other than December 31 and who disposes of all of its units following the close of our taxable year but before the close of its taxable year must include its share of our income, gain, loss and deduction in income for its taxable year, with the result that it will be required to include in income for its taxable year its share of more than twelve months of our income, gain, loss and deduction. Please read "—Disposition of Units—Allocations Between Transferors and Transferees."

Tax Basis, Depreciation and Amortization

        The tax basis of each of our assets will be used for purposes of computing depreciation and cost recovery deductions and, ultimately, gain or loss on the disposition of these assets. If we dispose of depreciable property by sale, foreclosure or otherwise, all or a portion of any gain, determined by reference to the amount of depreciation and deductions previously taken, may be subject to the recapture rules and taxed as ordinary income rather than capital gain. Similarly, a unitholder who has taken cost recovery or depreciation deductions with respect to property we own will likely be required to recapture some or all of those deductions as ordinary income upon a sale of its interest in us. Please read "—Tax Consequences of Unit Ownership—Allocation of Income, Gain, Loss and Deduction" and "—Disposition of Units—Recognition of Gain or Loss."

        The costs we incur in offering and selling our units (called "syndication expenses") must be capitalized and cannot be deducted currently, ratably or upon our termination. While there are uncertainties regarding the classification of certain costs as organization expenses, which may be amortized by us, and as syndication expenses, which may not be amortized by us, the underwriting discounts and commissions we incur will be treated as syndication expenses. Please read "Disposition of Units—Recognition of Gain or Loss."

Valuation and Tax Basis of Each of Our Properties

        The federal income tax consequences of the ownership and disposition of units will depend in part on our estimates of the relative fair market values and the tax basis of each of our assets. Although we may from time to time consult with professional appraisers regarding valuation matters, we will make many of the relative fair market value estimates ourselves. These estimates and determinations of tax basis are subject to challenge and will not be binding on the IRS or the courts. If the estimates of fair market value or tax basis are later found to be incorrect, the character and amount of items of income, gain, loss or deduction previously reported by a unitholder could change, and such unitholder could be required to adjust its tax liability for prior years and incur interest and penalties with respect to those adjustments.

Disposition of Units

Recognition of Gain or Loss

        A unitholder will be required to recognize gain or loss on a sale or exchange of a unit equal to the difference, if any, between the unitholder's amount realized and the adjusted tax basis in the unit sold. A unitholder's amount realized generally will equal the sum of the cash and the fair market value of other property it receives plus its share of our nonrecourse liabilities with respect to the unit sold or exchanged. Because the amount realized includes a unitholder's share of our nonrecourse liabilities, the gain recognized on the sale or exchange of a unit could result in a tax liability in excess of any cash received from the sale or exchange.

        Except as noted below, gain or loss recognized by a unitholder on the sale or exchange of a unit held for more than one year generally will be taxable as long-term capital gain or loss. However, gain or loss recognized on the disposition of units will be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to Section 751 Assets, such as depreciation recapture and our "inventory items," regardless of whether such inventory item is substantially appreciated in value. Ordinary income attributable to Section 751 Assets may exceed net taxable gain realized on the sale or exchange of a unit and may be recognized even if there is a net taxable loss realized on the sale or exchange of a unit. Thus, a unitholder may recognize both ordinary income and capital gain or loss upon a sale or exchange of a unit. Net capital loss may offset capital gains and, in the case of individuals, up to $3,000 of ordinary income per year.

        For purposes of calculating gain or loss on the sale or exchange of a unit, the unitholder's adjusted tax basis will be adjusted by its allocable share of our income or loss in respect of its unit for the year of the sale. Furthermore, as described above, the IRS has ruled that a partner who acquires interests in a partnership in separate transactions must combine those interests and maintain a single adjusted tax basis for all those interests. Upon a sale or other disposition of less than all of those interests, a portion of that tax basis must be allocated to the interests sold using an "equitable apportionment" method, which generally means that the tax basis allocated to the interest sold equals an amount that bears the same relation to the partner's tax basis in its entire interest in the partnership as the value of the interest sold bears to the value of the partner's entire interest in the partnership.

        Treasury Regulations under Section 1223 of the Code allow a selling unitholder who can identify units transferred with an ascertainable holding period to elect to use the actual holding period of the units transferred. Thus, according to the ruling discussed in the paragraph above, a unitholder will be unable to select high or low basis units to sell or exchange as would be the case with corporate stock, but, according to the Treasury Regulations, such unitholder may designate specific units sold for purposes of determining the holding period of the units transferred. A unitholder electing to use the actual holding period of any unit transferred must consistently use that identification method for all subsequent sales or exchanges of our units. A unitholder considering the purchase of additional units or a sale or exchange of units purchased in separate transactions is urged to consult its tax advisor as to the possible consequences of this ruling and application of the Treasury Regulations.

        Specific provisions of the Code affect the taxation of some financial products and securities, including partnership interests, by treating a taxpayer as having sold an "appreciated" financial position, including a partnership interest with respect to which gain would be recognized if it were sold, assigned or terminated at its fair market value, in the event the taxpayer or a related person enters into:

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  a short sale;

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  an offsetting notional principal contract; or

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  a futures or forward contract with respect to the partnership interest or substantially identical property.

        Moreover, if a taxpayer has previously entered into a short sale, an offsetting notional principal contract or a futures or forward contract with respect to the partnership interest, the taxpayer will be treated as having sold that position if the taxpayer or a related person then acquires the partnership interest or substantially identical property. The Secretary of the Treasury is authorized to issue Treasury Regulations that treat a taxpayer that enters into transactions or positions that have substantially the same effect as the preceding transactions as having constructively sold the financial position. Please read "—Tax Consequences of Unit Ownership—Treatment of Securities Loans."

Allocations Between Transferors and Transferees

        In general, our taxable income or loss will be determined annually, will be prorated on a monthly basis and will be subsequently apportioned among the unitholders in proportion to the number of units owned by each of them as of the opening of the applicable exchange on the first business day of the month (the "Allocation Date"). Nevertheless, we allocate certain deductions for depreciation of capital additions based upon the date the underlying property is placed in service, and gain or loss realized on a sale or other disposition of our assets or, in the discretion of the general partner, any other extraordinary item of income, gain, loss or deduction will be allocated among the unitholders on the Allocation Date in the month in which such income, gain, loss or deduction is recognized. As a result, a unitholder transferring units may be allocated income, gain, loss and deduction realized after the date of transfer.

        Although simplifying conventions are contemplated by the Code and most publicly traded partnerships use similar simplifying conventions, existing Treasury Regulations do not specifically authorize the use of the proration method we have adopted. Accordingly, Vinson & Elkins L.L.P. is unable to opine on the validity of this method of allocating income and deductions between transferee and transferor unitholders. If the IRS determines that this method is not allowed under the Treasury Regulations our taxable income or losses could be reallocated among our unitholders. Under our partnership agreement, we are authorized to revise our method of allocation between transferee and transferor unitholders, as well as among unitholders whose interests vary during a taxable year, to conform to a method permitted under the Treasury Regulations.

        A unitholder who disposes of units prior to the record date set for a cash distribution for that quarter will be allocated items of our income, gain, loss and deduction attributable to the month of disposition but will not be entitled to receive a cash distribution for that period.

Notification Requirements

        A unitholder who sells or exchanges any of its units is generally required to notify us in writing of that transaction within 30 days after the transaction (or, if earlier, January 15 of the year following the transaction in the case of a seller). Upon receiving such notifications, we are required to notify the IRS of that transaction and to furnish specified information to the transferor and transferee. Failure to notify us of a transfer of units may, in some cases, lead to the imposition of penalties. However, these reporting requirements do not apply to a sale by an individual who is a citizen of the United States and who effects the sale or exchange through a broker who will satisfy such requirements.

Technical Termination

        We will be considered to have technically terminated our partnership for federal income tax purposes upon the sale or exchange of 50% or more of the total interests in our capital and profits within a twelve-month period. For purposes of measuring whether the 50% threshold is reached, multiple sales of the same unit are counted only once. A technical termination results in the closing of our taxable year for all unitholders. In the case of a unitholder reporting on a taxable year other than the calendar year, the closing of our taxable year may result in more than twelve months of our taxable income or loss being includable in such unitholder's taxable income for the year of termination.

        A technical termination occurring on a date other than December 31 would require that we file two tax returns for one fiscal year, thereby increasing our administration and tax preparation costs. However, pursuant to an IRS relief procedure the IRS may allow a technically terminated partnership to provide a single Schedule K-1 for the calendar year in which a termination occurs. Following a technical termination, we would be required to make new tax elections, including a new election under Section 754 of the Code, and the termination would result in a deferral of our deductions for depreciation and thus may increase the taxable income allocable to our unitholders. A technical termination could also result in penalties if we were unable to determine that the technical termination had occurred. Moreover, a technical termination may either accelerate the application of, or subject us to, any tax legislation enacted before the technical termination that would not otherwise have been applied to us as a continuing partnership as opposed to a terminating partnership.

Uniformity of Units

        Because we cannot match transferors and transferees of units and for other reasons, we must maintain uniformity of the economic and tax characteristics of the units to a purchaser of these units. As a result of the need to preserve uniformity, we may be unable to completely comply with a number of federal income tax requirements. Any non-uniformity could have a negative impact on the value of our units. Please read "—Tax Consequences of Unit Ownership—Section 754 Election."

        Our partnership agreement permits our general partner to take positions in filing our tax returns that preserve the uniformity of our units. These positions may include reducing the depreciation, amortization or loss deductions to which a unitholder would otherwise be entitled or reporting a slower amortization of Section 743(b) adjustments for some unitholders than that to which they would otherwise be entitled. Vinson & Elkins L.L.P. is unable to opine as to the validity of such filing positions.

        A unitholder's adjusted tax basis in units is reduced by its share of our deductions (whether or not such deductions were claimed on an individual income tax return) so that any position that we take that understates deductions will overstate the unitholder's basis in its units, and may cause the unitholder to understate gain or overstate loss on any sale of such units. Please read "—Disposition of Units—Recognition of Gain or Loss" and "—Tax Consequences of Unit Ownership—Section 754 Election" above. The IRS may challenge one or more of any positions we take to preserve the uniformity of units. If such a challenge were sustained, the uniformity of units might be affected, and, under some circumstances, the gain from the sale of units might be increased without the benefit of additional deductions.

Tax-Exempt Organizations and Other Investors

        Ownership of units by employee benefit plans and other tax-exempt organizations, as well as by non-resident alien individuals, non-U.S. corporations and other non-U.S. persons (collectively, "Non-U.S. Unitholders") raises issues unique to those investors and, as described below, may have substantially adverse tax consequences to them. Each prospective unitholder that is a tax-exempt entity or a Non-U.S. Unitholder should consult its tax advisors before investing in our units.

        Employee benefit plans and most other tax-exempt organizations, including IRAs and other retirement plans, are subject to federal income tax on unrelated business taxable income. Virtually all of our income will be unrelated business taxable income and will be taxable to a tax-exempt unitholder.

        Non-U.S. Unitholders are taxed by the United States on income effectively connected with a U.S. trade or business ("effectively connected income") and on certain types of U.S.-source non-effectively connected income (such as dividends), unless exempted or further limited by an income tax treaty. Each Non-U.S. Unitholder will be considered to be engaged in business in the United States because of its ownership of our units. Furthermore, it is probable that Non-U.S. Unitholders will be deemed to conduct such activities through a permanent establishment in the United States within the meaning of any applicable tax treaty. Consequently, each Non-U.S. Unitholder will be required to file federal tax returns to report its share of our income, gain, loss or deduction and pay federal income tax on its share of our net income or gain. Moreover, under rules applicable to publicly-traded partnerships, distributions to Non-U.S. Unitholders are subject to withholding at the highest applicable effective tax rate. Each Non-U.S. Unitholder must obtain a taxpayer identification number from the IRS and submit that number to our transfer agent on a Form W-8BEN or W-8BEN-E (or other applicable or successor form) in order to obtain credit for these withholding taxes.

        In addition, if a Non-U.S. Unitholder is classified as a non-U.S. corporation, it will be treated as engaged in a United States trade or business and may be subject to the U.S. branch profits tax at a rate of 30%, in addition to regular federal income tax, on its share of our income and gain as adjusted for changes in the foreign corporation's "U.S. net equity" to the extent reflected in the corporation's earnings and profits. That tax may be reduced or eliminated by an income tax treaty between the United States and the country in which the foreign corporate unitholder is a "qualified resident." In addition, this type of unitholder is subject to special information reporting requirements under Section 6038C of the Code.

        A Non-U.S. Unitholder who sells or otherwise disposes of a unit will be subject to federal income tax on gain realized from the sale or disposition of that unit to the extent the gain is effectively connected with a U.S. trade or business of the Non-U.S. Unitholder. Under a ruling published by the IRS interpreting the scope of "effectively connected income," gain realized by a Non-U.S. Unitholder from the sale of its interest in a partnership that is engaged in a trade or business in the United States will be considered to be "effectively connected" with a U.S. trade or business. Although one court that recently reviewed the IRS position rejected it as unpersuasive, part or all of a Non-U.S. Unitholder's gain from the sale or other disposition of units may be treated as effectively connected with a unitholder's indirect U.S. trade or business constituted by its investment in us.

        Moreover, under the Foreign Investment in Real Property Tax Act, as long as our partnership units continue to be regularly traded on an established securities market, a Non-U.S. Unitholder generally will only be subject to federal income tax upon the sale or disposition of a unit if at any time during the shorter of the five-year period ending on the date of the disposition or the Non-U.S. Unitholder's holding period for the unit (i) such Non-U.S. Unitholder owned (directly or indirectly constructively applying certain attribution rules) more than 5% of our units and (ii) 50% or more of the fair market value of our real property interests and other assets used or held for use in a trade or business consisted of U.S. real property interests (which include U.S. real estate, including land, improvements, and associated personal property, and interests in certain entities holding U.S. real estate). If our units were not considered to be regularly traded on an established securities market, such Non-U.S. Unitholder (regardless of the percentage of units owned) would be subject to U.S. federal income tax on a taxable disposition of our units, and a 15% withholding tax would apply to the gross proceeds from such disposition (as described in the preceding paragraph). More than 50% of our assets may consist of U.S. real property interests. Therefore, each Non-U.S. Unitholder may be subject to federal income tax on gain from the sale or disposition of its units.

Administrative Matters

Information Returns and Audit Procedures

        We intend to furnish to each unitholder, within 90 days after the close of each taxable year, specific tax information, including a Schedule K-1, which describes its share of our income, gain, loss and deduction for our preceding taxable year. In preparing this information, which will not be reviewed by counsel, we will take various accounting and reporting positions, some of which have been mentioned earlier, to determine each unitholder's share of income, gain, loss and deduction. We cannot assure our unitholders that those positions will yield a result that conforms to all of the requirements of the Code, Treasury Regulations or administrative interpretations of the IRS.

        The IRS may audit our federal income tax information returns. Neither we nor Vinson & Elkins L.L.P. can assure prospective unitholders that the IRS will not successfully challenge the positions we adopt, and such a challenge could adversely affect the value of the units. Adjustments resulting from an IRS audit may require each unitholder to adjust a prior year's tax liability, and may result in an audit of the unitholder's own return. Any audit of a unitholder's return could result in adjustments unrelated to our returns.

        Publicly-traded partnerships are treated as entities separate from its owners for purposes of federal income tax audits, judicial review of administrative adjustments by the IRS and tax settlement proceedings. The tax treatment of partnership items of income, gain, loss and deduction are determined in a partnership proceeding rather than in separate proceedings of the partners. The Code requires that one partner be designated as the "Tax Matters Partner" for these purposes, and our partnership agreement designates our general partner.

        The Tax Matters Partner can extend the statute of limitations for assessment of tax deficiencies against unitholders for items in our returns. The Tax Matters Partner may bind a unitholder with less than a 1% profits interest in us to a settlement with the IRS unless that unitholder elects, by filing a statement with the IRS, not to give that authority to the Tax Matters Partner. The Tax Matters Partner may seek judicial review, by which all the unitholders are bound, of a final partnership administrative adjustment and, if the Tax Matters Partner fails to seek judicial review, judicial review may be sought by any unitholder having at least a 1% interest in profits or by any group of unitholders having in the aggregate at least a 5% interest in profits. However, only one action for judicial review may go forward, and each unitholder with an interest in the outcome may participate in that action.

        A unitholder must file a statement with the IRS identifying the treatment of any item on its federal income tax return that is not consistent with the treatment of the item on our return. Intentional or negligent disregard of this consistency requirement may subject a unitholder to substantial penalties.

        Pursuant to the Bipartisan Budget Act of 2015, for taxable years beginning after December 31, 2017, if the IRS makes audit adjustments to our income tax returns, it may assess and collect any taxes (including any applicable penalties and interest) resulting from such audit adjustment directly from us, unless we elect to have our general partner and unitholders take any audit adjustment into account in accordance with their interests in us during the taxable year under audit. Similarly, for such taxable years, if the IRS makes audit adjustments to income tax returns filed by an entity in which we are a member or partner, it may assess and collect any taxes (including penalties and interest) resulting from such audit adjustment directly from such entity. Generally, we expect to elect to have our general partner and unitholders take any such audit adjustment into account in accordance with their interests in us during the taxable year under audit, but there can be no assurance that such election will be effective in all circumstances. With respect to audit adjustments as to an entity in which we are a member or partner, the Joint Committee of Taxation has stated that we would not be able to have our general partner and our unitholders take such audit adjustment into account. If we are unable to have our general partner and our unitholders take such audit adjustment into account in accordance with their interests in us during the taxable year under audit, our then current unitholders may bear some or all of the tax liability resulting from such audit adjustment, even if such unitholders did not own our units during the taxable year under audit. If, as a result of any such audit adjustment, we are required to make payments of taxes, penalties, and interest, our cash available for distribution to our unitholders might be substantially reduced. These rules are not applicable for taxable years beginning on or prior to December 31, 2017. Congress has proposed changes to the Bipartisan Budget Act, and we anticipate that amendments may be made. Accordingly, the manner in which these rules may apply to us in the future is uncertain.

        Additionally, pursuant to the Bipartisan Budget Act of 2015, the Code will no longer require that we designate a Tax Matters Partner. Instead, for taxable years beginning after December 31, 2017, we will be required to designate a partner, or other person, with a substantial presence in the United States as the partnership representative ("Partnership Representative"). The Partnership Representative will have the sole authority to act on our behalf for purposes of, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS. If we do not make such a designation, the IRS can select any person as the Partnership Representative. We currently anticipate that we will designate our general partner as the Partnership Representative. Further, any actions taken by us or by the Partnership Representative on our behalf with respect to, among other things, federal income tax audits and judicial review of administrative adjustments by the IRS, will be binding on us and all of the unitholders.

Additional Withholding Requirements

        Withholding taxes may apply to certain types of payments made to "foreign financial institutions" (as specially defined in the Code) and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on interest, dividends and other fixed or determinable annual or periodical gains, profits and income from sources within the United States ("FDAP Income"), or gross proceeds from the sale or other disposition of any property of a type which can produce interest or dividends from sources within the United States ("Gross Proceeds") paid to a foreign financial institution or to a "non-financial foreign entity" (as specially defined in the Code), unless (i) the foreign financial institution undertakes certain diligence and reporting, (ii) the non-financial foreign entity either certifies it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in clause (i) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to noncompliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these requirements may be subject to different rules.

        These rules generally apply to payments of FDAP Income currently and generally will apply to payments of relevant Gross Proceeds made on or after January 1, 2019. Thus, to the extent we have FDAP Income or we have Gross Proceeds on or after January 1, 2019 that are not treated as effectively connected with a U.S. trade or business (please read "—Tax-Exempt Organizations and Other Investors"), a unitholder who is foreign financial institution or certain other non-U.S. entity, or a person that hold its units through such foreign entities, may be subject to withholding on distributions they receive from us, or its distributive share of our income, pursuant to the rules described above.

        Each prospective unitholder should consult its own tax advisors regarding the potential application of these withholding provisions to its investment in our units.

Nominee Reporting

        Persons who hold an interest in us as a nominee for another person are required to furnish to us:

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  the name, address and taxpayer identification number of the beneficial owner and the nominee;

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  a statement regarding whether the beneficial owner is:

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  a non-U.S. person;

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  a non-U.S. government, an international organization or any wholly-owned agency or instrumentality of either of the foregoing; or

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  a tax-exempt entity;

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  the amount and description of units held, acquired or transferred for the beneficial owner; and

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  specific information including the dates of acquisitions and transfers, means of acquisitions and transfers, and acquisition cost for purchases, as well as the amount of net proceeds from sales.

        Each broker and financial institution is required to furnish additional information, including whether such broker or financial institution is a U.S. person and specific information on units such broker or financial institution acquires, holds or transfers for its own account. A penalty of $260 per failure, up to a maximum of $3,218,500 per calendar year, is imposed by the Code for failure to report that information to us. The nominee is required to supply the beneficial owner of the units with the information furnished to us.

Accuracy-Related Penalties

        Certain penalties may be imposed as a result of an underpayment of tax that is attributable to one or more specified causes, including negligence or disregard of rules or regulations, substantial understatements of income tax and substantial valuation misstatements. No penalty will be imposed, however, for any portion of an underpayment if it is shown that there was a reasonable cause for the underpayment of that portion and that the taxpayer acted in good faith regarding the underpayment of that portion. We do not anticipate that any accuracy-related penalties will be assessed against us.

State, Local and Other Tax Considerations

        In addition to federal income taxes, unitholders may be subject to other taxes, including state and local income taxes, unincorporated business taxes, and estate, inheritance or intangibles taxes that may be imposed by the various jurisdictions in which we conduct business or own property now or in the future or in which the unitholder is a resident. We conduct business or own property in many states in the United States. Some of these states may impose an income tax on individuals, corporations and other entities. As we make acquisitions or expand our business, we may own property or conduct business in additional states that impose a personal income tax. Although an analysis of those various taxes is not presented here, each prospective unitholder should consider its potential impact on its investment in us.

        A unitholder may be required to file income tax returns and pay income taxes in some or all of the jurisdictions in which we do business or own property, though such unitholder may not be required to file a return and pay taxes in certain jurisdictions because its income from such jurisdictions falls below the jurisdiction's filing and payment requirement. Further, a unitholder may be subject to penalties for a failure to comply with any filing or payment requirement applicable to such unitholder. Some of the jurisdictions may require us, or we may elect, to withhold a percentage of income from amounts to be distributed to a unitholder who is not a resident of the jurisdiction. Withholding, the amount of which may be greater or less than a particular unitholder's income tax liability to the jurisdiction, generally does not relieve a nonresident unitholder from the obligation to file an income tax return.

Tax Consequences of Ownership of Debt Securities

        A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of debt securities will be set forth in the prospectus supplement relating to the offering of such debt securities.

Tax Consequences of Ownership of Preferred Units

        A description of the material U.S. federal income tax consequences of the acquisition, ownership, and disposition of any series of preferred units offered pursuant to this prospectus will be set forth in the prospectus supplement relating to the offering of such preferred units.

        It is the responsibility of each unitholder to investigate the legal and tax consequences, under the laws of pertinent jurisdictions, of its investment in us. We strongly recommend that each prospective unitholder consult, and depend upon, its own tax counsel or other advisor with regard to those matters. Further, it is the responsibility of each unitholder to file all state, local and non-U.S., as well as federal tax returns that may be required of it. Vinson & Elkins L.L.P. has not rendered an opinion on the state, local, alternative minimum tax or non-U.S. tax consequences of an investment in us.

PLAN OF DISTRIBUTION

        Under this prospectus, we intend to offer our securities to the public:

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  through one or more underwriters for public offering and sale;

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  through one or more broker-dealers who may act as agent or may purchase securities as principal and thereafter resell the securities from time to time;

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  in or through one or more transactions (which may involve crosses and block transactions) or distributions;

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  on the NYSE;

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  in the over-the-counter market; or

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  in private transactions; or

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  to investors directly.

        We will price our securities at:

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  market prices prevailing at the time of any sale under this registration statement;

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  prices related to then-current market prices;

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  a fixed price; or

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  negotiated prices.

        We may change the price of the securities offered from time to time.

        We will pay or allow distributors' or sellers' commissions that will not exceed those customary in the types of transactions involved.

        Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

        To the extent required, the names of the specific managing underwriter or underwriters, if any, as well as other important information, will be set forth in prospectus supplements. In that event, the discounts and commissions we will allow or pay to the underwriters, if any, and the discounts and commissions the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplements. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act.

        Offers to purchase securities may be solicited directly by us and the sale thereof may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale thereof. The terms of any such sales will be described in the prospectus supplement relating thereto.

        We may offer our units into an existing trading market on the terms described in the prospectus supplement relating thereto. Underwriters and dealers who may participate in any at-the-market offerings will be described in the prospectus supplement relating thereto.

        The aggregate maximum compensation the underwriters will receive in connection with the sale of any securities under this prospectus and the registration statement of which it forms a part will not exceed 8% of the gross proceeds from the sale.

        Because FINRA views our common units as interests in a direct participation program, any offering of common units under the registration statement of which this prospectus forms a part will be made in compliance with Rule 2310 of the FINRA Rules.

        To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered will be set forth in the accompanying prospectus supplement.

        In connection with offerings under this shelf registration and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions which stabilize or maintain the market price of the securities at levels above those which might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time.

 LEGAL MATTERS

        The validity of the securities offered in this prospectus will be passed upon for us by Vinson & Elkins L.L.P., Houston, Texas. Vinson & Elkins L.L.P. will also render an opinion on the material federal income tax consequences regarding the securities. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2016 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

800,000 Units
6.125% Series B Fixed-to-Floating Rate Cumulative Redeemable
Perpetual Preferred Units
(Liquidation Preference $1,000 per unit)

PROSPECTUS SUPPLEMENT
 October 4, 2017

Joint Book-Running Managers

J.P. Morgan
BofA Merrill Lynch
Morgan Stanley
Wells Fargo Securities

Co-Managers

BBVA
BNP PARIBAS
DNB Markets
Mizuho Securities
MUFG
Scotia Howard Weil
SMBC Nikko
SunTrust Robinson Humphrey

BB&T Capital Markets
BMO Capital Markets
Deutsche Bank Securities
US Bancorp